Exhibit 10.41
CONFIDENTIAL MATERIALS
OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE
COMMISSION. ASTERISKS DENOTE OMISSIONS.
AIA ® Document A141TM — 2004
Standard Form of Agreement Between Owner and Design-Builder
AGREEMENT made as of the 22 day of September in the year 2009
(In words, indicate day, month and year.)
BETWEEN the Owner:
(Name, legal status, address and other information)
OSI Ardsley LLC,
a Delaware limited liability company
41 Pinelawn Road
Melville, New York 11797
and the Design-Builder:
(Name, legal status, address and other information)
Eagle Interiors, Inc.,
a New York corporation
85 Toledo Street
Farmingdale, New York 11735
for the following Project:
(Name, location and detailed description)
Renovations to and fit out of a multi-building Office/Laboratory campus, known as Ardsley Park Science and Technology Center, located at 410, 420, 430, 440, 444 and 460 Saw Mill River Road, Ardsley, New York.
The Owner and Design-Builder agree as follows.
ADDITIONS AND DELETIONS:
The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.
This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.
Consultation with an attorney is also encouraged with respect to professional licensing requirements in the jurisdiction where the Project is located.
AIA Document A141™ — 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:38:07 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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TABLE OF ARTICLES

1	THE DESIGN-BUILD DOCUMENTS

2	WORK OF THIS AGREEMENT

3	DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4	CONTRACT SUM

5	PAYMENTS

6	DISPUTE RESOLUTION

7	MISCELLANEOUS PROVISIONS

8	ENUMERATION OF THE DESIGN-BUILD DOCUMENTS

TABLE OF EXHIBITS

A	TERMS AND CONDITIONS

B	DETERMINATION OF THE COST OF THE WORK

C	INSURANCE AND BONDS

D	SALES TAX EXEMPTION LETTER
ARTICLE 1 THE DESIGN-BUILD DOCUMENTS
§ 1.1 The Design-Build Documents form the Design-Build Contract. The Design-Build Documents consist of this Agreement between Owner and Design-Builder (hereinafter, the “Agreement”) and its attached Exhibits; Supplementary and other Conditions; Addenda issued prior to execution of the Agreement; the Project Criteria, including changes to the Project Criteria proposed by the Design-Builder and accepted by the Owner, if any; the Design-Builder’s Proposal and written modifications to the Proposal accepted by the Owner, if any; other documents listed in this Agreement; and Modifications issued after execution of this Agreement. The Design-Build Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Owner, (2) between the Owner and a Contractor or Subcontractor, or (3) between any persons or entities other than the Owner and Design-Builder, including but not limited to any consultant retained by the Owner to prepare or review the Project Criteria. An enumeration of the Design-Build Documents, other than Modifications, appears in Article 8.
§ 1.2 The Design-Build Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral.
§ 1.3 The Design-Build Contract may be amended or modified only by a Modification. A Modification is (1) a written amendment to the Design-Build Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Owner.
ARTICLE 2 THE WORK OF THE DESIGN-BUILD CONTRACT
§ 2.1 The Design-Builder shall fully execute the Work described in the Design-Build Documents, except to the extent specifically indicated in the Design-Build Documents to be the responsibility of others.
§ 2.2 PRECONSTRUCTION PHASE

§ 2.2.1 PRELIMINARY EVALUATION
The Design-Builder shall provide a preliminary evaluation of the Owner’s program and Project budget requirements, each in terms of the other.
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§ 2.2.2 CONSULTATION
In consultation with the Development Manager, the Design-Builder with the Architect shall jointly schedule and attend regular meetings with the Owner. The Design-Builder shall consult with the Owner and Architect regarding site use and improvements and the selection of materials, building systems and equipment. The Design-Builder shall provide recommendations on construction feasibility; actions designed to minimize adverse effects of labor or material shortages; time requirements for procurement, installation and construction completion; and factors related to construction cost, including estimates of alternative designs or materials, preliminary budgets and possible economies.
§ 2.2.3 PRELIMINARY PROJECT SCHEDULE
Design-Builder agrees that the schedule prepared by the Design-Builder for construction of the Project shall be consistent with the goals for occupancy identified by the Development Manager and Owner, except as otherwise approved by the Owner in its sole discretion. The Design-Builder shall prepare, and periodically update, a preliminary Critical Path Project schedule for the Development Manager’s review and the Owner’s approval. The Design-Builder shall obtain the Owner’s approval of the portion of the preliminary Project schedule relating to the performance of the Architect’s services. The Design-Builder shall coordinate and integrate the preliminary Project schedule with the services and activities of the Owner and Development Manager. As design proceeds, the preliminary Project schedule shall be updated to indicate proposed activity sequences and durations, milestone dates for receipt and approval of pertinent information, submittal of budgets, preparation and processing of shop drawings and samples, delivery of materials or equipment requiring long-lead-time procurement, Owner’s occupancy requirements showing portions of the Project having occupancy priority, and proposed date of Substantial Completion, commissioning and closeout of the Project. If preliminary Project schedule updates indicate that previously approved schedules may not be met, the Design-Builder shall make appropriate recommendations to the Owner and Architect.
§ 2.2.4 PHASED CONSTRUCTION
The Design-Builder shall make recommendations to the Owner and Development Manager regarding the phased issuance of Drawings and Specifications to facilitate phased construction of the Work, if such phased construction is appropriate for the Project, taking into consideration such factors as economies, time of performance, availability of labor and materials, and provisions for temporary facilities.
§ 2.2.5 CONTRACTORS AND SUPPLIERS
The Design-Builder shall seek to develop contractor interest in the Project and shall furnish to the Owner and Development Manager for their information a list of possible contractors, including suppliers who are to furnish materials or equipment fabricated to a special design, from which proposals will be requested for each principal portion of the Work. The Development Manager or Owner will promptly reply in writing to the Design-Builder if the Development Manager or Owner knows of any objection to such contractor or supplier. The receipt of such list shall not require the Owner or Development Manager to investigate the qualifications of proposed contractors or suppliers, nor shall it waive the right of the Owner or Development Manager later to object to or reject any proposed contractor or supplier.

§ 2.2.5.1	The Design-Builder shall develop bid packages for the components of the Work and prepare a list of qualified bidders for each component of the Work not being performed by Design-Builder. The bid list and bid packages shall be subject to approval, modification and additions by the Owner and Development Manager. Whenever practical, the Design-Builder shall obtain at least three (3) bids from qualified bidders for each contracting or subcontracting trade in excess of ** (the “Major Contractors”). The Design-Builder shall ensure that the drawings and specifications included in the bid package are complete and up to date and shall include an appropriate contract form approved by the Development Manager and Owner for inclusion in the solicitation. The Design-Builder shall ensure that the final solicitation package includes all accepted comments, changes and corrections from the final design review.

§ 2.2.5.2	The Design-Builder shall review all accepted bids for completeness, responsiveness, scope overlaps and omissions, prepare a record of bidding and detailed bid analysis in a spreadsheet format, and recommend to the Development Manager and Owner, those Contractors and material suppliers necessary and sufficient to provide a completed and fully operational Project in accordance with the Contract Documents and the Project Budget. The Development Manager and Owner reserve the right to be present during the contractor bid and clarification process, and shall have the right to review all bids. The Design-Builder shall review all Contractors’ proposed substitutions for suitability and cost effectiveness, financial strength, past performance, current work load, and shall make corresponding recommendations to the Owner. The final selection shall be made by the Design-Builder, subject to the Owner’s right to reject any Contractor or supplier recommended by the Design-Builder. In the event of such rejection, the Design-Builder shall select another contractor or supplier acceptable to the Owner. The Design-Builder shall work closely with the Owner and Development Manager to identify potential areas of cost savings that can be achieved, and shall negotiate all final contracts in the Owner’s best interests.

**	This portion has been redacted pursuant to a confidential treatment request.
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§ 2.2.5.3	Design-Builder shall also identify all portions of the Work to be performed by Design-Builder’s own personnel and shall provide a sufficiently detailed summary of the cost thereof for Owner and Development Manager to analyze such cost.
§ 2.2.6 LONG-LEAD-TIME ITEMS
The Design-Builder shall recommend to the Owner and Development Manager a schedule for procurement of long-lead-time items which will constitute part of the Work as required to meet the Project schedule. The Design-Builder shall expedite the delivery of long-lead-time items.
§ 2.2.7 EQUAL EMPLOYMENT OPPORTUNITY AND AFFIRMATIVE ACTION
The Design-Builder shall comply and cause all Contractors to comply with applicable laws and regulations regarding equal employment opportunity and affirmative action programs.
§ 2.2.8 DESIGN REVIEW
Without limiting the responsibilities of the Architect, the Design-Builder shall assist the Owner and Development Manager during all design phases by assisting with the coordination of design, performing design constructability reviews, assisting with problem resolution, performing schedule control and identifying conflicts. At the following design states (each “Design Stage” and collectively the “Design Stages”) for each stage of the work: schematic design, design development and construction documents unless otherwise specified by Owner. Constructability reviews shall include, without limitation, review of the design documents at each design phase to discover any non-constructible or impractical construction details or conflicts between the trades. Design-Builder shall also perform a formal review of the Project and cost estimates and verify that previous stage review comments are included in the design submissions and shall report any variances discovered to Owner and Development Manager.
§ 2.2.9 REPORTING REQUIREMENTS
The Design-Builder shall prepare and maintain a Change Estimate Log, Change Order Log, and a Shop Drawing/Submittal Log (each to be reviewed on a weekly basis) and a Cost-to-Complete Budget, Cost Status Report, and a Contract Documents Log (each to be reviewed on a monthly basis). In addition, the Design-Builder shall prepare a Request for Information (RFI) Log and Open Issues and Nonconforming Issues Log each to be reviewed at weekly meeting with the Development Manager and Owner. The above-referenced Logs, Budgets and Reports are to be prepared and maintained as part of a Project control system to be established by the Design-Builder, in accordance with standards set by the Owner and its Development Manager (the “Project Control System”).
§ 2.2.10 QUALITY ASSURANCE AND QUALITY CONTROL PLAN
A detailed quality assurance and quality control plan or process shall be provided by the Design-Builder. This program or process shall integrate Owner, Development Manager, Design-Builder and Architect processes and procedures that will assure a project that meets Owner’s needs. This plan shall include a description of Design-Builder’s methods and procedures for ensuring that each aspect of the Project is subject to appropriate checks and balances, including the use of Design-Builder’s personnel, and other quality assurance staff, if necessary, to ensure that Owner will receive a state-of-the-art, first-class construction services. Design-Builder shall promptly notify the Owner if Design-Builder becomes aware of discrepancies that could impact compliance with applicable laws, ordinances or regulations.
§ 2.2.11 ENVIRONMENTAL CONTROL PLAN
A detailed plan regarding Design-Builder’s strategy for coordinating the Project’s compliance with applicable environmental laws, regulations and ordinances shall be provided by the Design-Builder.
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§ 2.2.12 OCCUPANCY
A detailed plan regarding the coordination of the Construction Phase and occupancy activities, which shall take place during the completion of its work for each building in the Project. Design-Builder shall be required to assist the Owner in developing a schedule for coordinating the occupancy of the buildings.
§ 2.2.13 DESIGN-BUILDER’S ADDITIONAL DUTIES
In consultation with the Development Manager, Design-Builder shall prepare a detailed description of Design-Builder’s duties and responsibilities for implementing the Project and Design-Builder’s strategy for maintaining communication with Owner and Development Manager through progress reports, meetings, etc. This description shall include; arranging, organizing and attending as often as necessary or appropriate, meetings and other communications among staff of Development Manager, Owner, Architect, Design-Builder and other participants in the Project; preparing and circulating notices, agenda and minutes thereof; and preparing monthly written reports for review and acceptance by Development Manager, Owner and other including information regarding the work of Design-Builder and Contractors, percentage of completion, number and amount of modification and claims, analysis of the schedule and budget, and the other analysis necessary to compare actual performance with planned performance.
§ 2.2.14 OTHER PRE-CONSTRUCTION SERVICES
Without limiting Design-Builder’s obligations under Paragraph 2.2 the pre-construction services of Design-Builder shall also include, but are not limited to, the following;
1.	Attendance at all weekly meetings (by key personnel who are fully knowledgeable of and familiar with the current Project status and authorized to make decisions and statements to maintain effective progress and have the authority to bind Design-Builder) during the design stages;

2.	Participating (by key personnel who are fully knowledgeable of and familiar with current Project status and authorized to make decisions and statements to maintain effective progress and have the authority to bind Design-Builder) in review of the plans and specifications and preparation of required formal submissions of detailed reports to Owner and Development Manager including, but not limited to, a budget estimate, detailed schedule, value engineering options with associated costs, and constructability analysis for each Design Stage.

3.	Detailed review of existing construction budgets prepared by or for Owner. Design-Builder’s review shall also include a comparison of Design-Builder’s estimates with those estimates provided by others.

4.	Continuous cost estimating and value engineering services through the Preconstruction Phases;

5.	Preliminary long lead list and pre-purchasing of long lead time items (including submittal process);

6.	All schedules should be supported by documented input from the Contractor community, if practical;

7.	Identification and pricing of value engineering/cost-savings options at the time of each Design Package review;

8.	Review of issues regarding constructability and assistance in the identification of coordination discrepancies, incomplete details, errors and omissions, etc. at the time of each Design Package review;

9.	Provide construction market updates as necessary for the Development Manager and Owner to understand material and labor availability;

10.	Provide a cost accounting plan for review and acceptance by Development Manager and approval by Owner. The plan shall include the procedures for providing “open book” Contractor bidding and bid analysis and the Project accounting process;

11.	Provide a safety program satisfying requirements of all applicable laws and regulations;
AIA Document A141™ — 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:38:07 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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12.	Provide or describe quality control program or process for review and acceptance of Development Manager and approval in writing by Owner;

13.	Provide field office at the site, if required.

14.	Provide all safety equipment including hard hats, eye protection and ear protection for all visitors and for each member of the Project Team. Logos and names for equipment to be determined. Design-Builder shall be permitted to place signage subject to Owner’s reasonable approval.

15.	Provide site utilization plan including staging areas, traffic control, fencing, etc.

16.	Jointly, with the Architect, schedule and attend regular meetings with Development Manager and Owner. Design-Builder shall consult with Owner and Development Manager regarding site use, improvements, logistics and the selection (based upon availability and other relevant factors) of materials, building systems and equipment. Design-Builder shall provide recommendations on construction feasibility; actions designed to minimize adverse effects of labor or material shortages; time requirements for procurement, installation and construction completion, and factors relating to construction costs including estimates of alternative designs or materials, preliminary budgets and possible economies.

17.	Provide the staged issuance of Drawings and Specifications to facilitate construction of the Work in stages as provided under Subparagraph 2.2.4, taking into consideration such factors as economies, time of performance, availability of labor and materials, and provisions for temporary facilities.
ARTICLE 3 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION
§ 3.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice issued by the Owner.
(Insert the date of commencement if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)
The date will be fixed in a notice to proceed.
If, prior to the commencement of Work, the Owner requires time to file mortgages, documents related to mechanic’s liens and other security interests, the Owner’s time requirement shall be as follows:
(Insert Owner’s time requirements.)
N.A.
§ 3.2 The Contract Time shall be measured from the date of commencement, subject to adjustments of this Contract Time as provided in the Design-Build Documents.
(Insert provisions, if any, for liquidated damages relating to failure to complete on time or for bonus payments for early completion of the Work.)
§ 3.3 The Design-Builder shall achieve Substantial Completion of the Work (Paragraphs deleted) on a date to be agreed upon between Owner and Design-Builder in writing, after the execution of this Agreement.
(Table deleted)
ARTICLE 4 CONTRACT SUM
§ 4.1 The Owner shall pay the Design-Builder the Contract Sum in current funds for the Design-Builder’s performance of the Design-Build Contract. The Contract Sum shall be one of the following:
(Check the appropriate box.)

☐	Stipulated Sum in accordance with Section 4.2 below;

☑	Cost of the Work Plus Design-Builder’s Fee in accordance with Section 4.3 below;
AIA Document A141™ — 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:38:07 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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☐	Cost of the Work Plus Design-Builder’s Fee with a Guaranteed Maximum Price in accordance with Section 4.4 below.
(Based on the selection above, complete either Section 4.2, 4.3 or 4.4 below.)
§ 4.2 INTENTIONALLY DELETED
(Paragraphs deleted)
(Table deleted)
(Paragraphs deleted)
(Table deleted)
(Paragraphs deleted)

§ 4.3 COST OF THE WORK PLUS DESIGN-BUILDER’S FEE

§ 4.3.1 The Cost of the Work is as defined in Exhibit B.
§ 4.3.2 The Design-Builder’s Fee is:
(Paragraph deleted)
For the first ** of the Cost of the Work: A ** fee + ** bonus if the Cost of the Work meets the approved “Budget” & “Milestone Dates” (which will be specified in the “Project Plan”, as hereinafter defined) + a ** Administrative Fee. Design-Builder shall be entitled to an additional ** bonus pass-through fee, payable to the Architect, if the Cost of the Work meets the approved Budget & Milestone Dates.
For the next ** of the Cost of the Work: A ** fee + ** bonus if the Cost of the Work meets the approved Budget & Milestone Dates (which will be specified in the Project Plan). Design-Builder shall be entitled to an additional ** bonus pass through fee, payable to the Architect, if the Cost of the Work meets the approved Budget & Milestone Dates.
Any Cost of the Work over **: A ** fee + ** bonus profit if the Cost of the Work meets the approved Budget & Milestone Dates (which will be specified in the Project Plan). Design-Builder shall be entitled to an additional ** bonus pass through fee, payable to the Architect, if the Cost of the Work meets the approved Budget & Milestone Dates.
After the date of this Agreement, Owner and Design-Builder shall meet to discuss a scope of work, a “ Budget” (as hereinafter defined) and milestone dates for the Work, or portions or phases of the Work (“Milestone Dates”). Upon agreement to a scope of Work, a Budget and the Milestone Dates, the parties shall memorialize such understanding in a written agreement (the “Project Plan”). The Project Plan may be amended from time to time in a written agreement signed by both Design-Builder and Owner. The term “Budget” shall be synonymous with the “Construction Budget” (as defined in Exhibit B annexed hereto).
§ 4.4 INTENTIONALLY DELETED
(Paragraphs deleted)
(Table deleted)
(Paragraphs deleted)
(Table deleted)
(Paragraphs deleted)

§ 4.5 CHANGES IN THE WORK
§ 4.5.1 Adjustments of the Contract Sum on account of changes in the Work may be determined by any of the methods listed in Article A.7 of Exhibit A, Terms and Conditions.
§ 4.5.2 Where the Contract Sum is the Cost of the Work, with or without a Guaranteed Maximum Price, and no specific provision is made in Sections 4.3.2 or 4.4.2 for adjustment of the Design-Builder’s Fee in the case of Changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment will cause substantial inequity to the Owner or Design-Builder, the Design-Builder’s Fee shall be equitably adjusted on the basis of the Fee established for the original Work, and the Contract Sum shall be adjusted accordingly.
ARTICLE 5 PAYMENTS

§ 5.1 PROGRESS PAYMENTS

**	This portion has been redacted pursuant to a confidential treatment request.
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§ 5.1.1 Based upon Applications for Payment submitted to the Owner by the Design-Builder, the Owner shall make progress payments on account of the Contract Sum to the Design-Builder as provided below and elsewhere in the Design-Build Documents.
§ 5.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:
On the 25th calendar day of each month (or in the event such day is a holiday or weekend day, the preceding business day) the Owner, Architect, Development Manager and the Design-Builder shall meet to review a preliminary draft of such Application for Payment (a “Pencil Draw”), with supporting documentation, prepared by the Design-Builder. Within three (3) days after the meeting described in the previous sentence, the Design-Builder shall (a) revise the Pencil Draw in accordance with any objection or recommendations of either the Owner, Architect or Development Manager that is consistent with the requirements for the Contract Documents, and (b) resubmit the revised Pencil Draw to the Owner, Development Manager and Architect as the Application for Payment. Such Pencil Draw and subsequent Application for Payment shall include a projection of the Cost of the Work through the then-current month.
§ 5.1.3 Provided that an Application for Payment is received not later than the 1st day of month, the Owner shall make payment to the Design-Builder not later than the thirtieth (30th) day of the same month. If an Application for Payment is received by the Owner after the application date fixed above, payment shall be made by the Owner not later than thirty (30) days after the Owner receives the Application for Payment.
§ 5.1.4 With each Application for Payment where the Contract Sum is based upon the Cost of the Work, or the Cost of the Work with a Guaranteed Maximum Price, the Design-Builder shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner to demonstrate that cash disbursements already made by the Design-Builder on account of the Cost of the Work equal or exceed (1) progress payments already received by the Design-Builder, less (2) that portion of those payments attributable to the Design-Builder’s Fee; plus (3) payrolls for the period covered by the present Application for Payment.
§ 5.1.5 With each Application for Payment where the Contract Sum is based upon a Stipulated Sum or Cost of the Work with a Guaranteed Maximum Price, the Design-Builder shall submit the most recent schedule of values in accordance with the Design-Build Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. Compensation for design services shall be shown separately. Where the Contract Sum is based on the Cost of the Work with a Guaranteed Maximum Price, the Design-Builder’s Fee shall be shown separately. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule of values, unless objected to by the Owner, shall be used as a basis for reviewing the Design-Builder’s Applications for Payment.
§ 5.1.6 In taking action on the Design-Builder’s Applications for Payment, the Owner shall be entitled to rely on the accuracy and completeness of the information furnished by the Design-Builder and shall not be deemed to have made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Sections 5.1.4 or 5.1.5, or other supporting data; to have made exhaustive or continuous on-site inspections; or to have made examinations to ascertain how or for what purposes the Design-Builder has used amounts previously paid on account of the Agreement. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner’s accountants acting in the sole interest of the Owner.
§ 5.1.7 Except with the Owner’s prior approval, the Design-Builder shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.
§ 5.2 INTENTIONALLY DELETED
(Paragraphs deleted)

§ 5.3 PROGRESS PAYMENTS — COST OF THE WORK PLUS A FEE
§ 5.3.1 Where the Contract Sum is based upon the Cost of the Work plus a fee without a Guaranteed Maximum Price, Applications for Payment shall show the Cost of the Work actually incurred by the Design-Builder through the end of the period covered by the Application for Payment and for which Design-Builder has made or intends to make actual payment prior to the next Application for Payment.
AIA Document A141™ — 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:38:07 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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§ 5.3.2 Subject to other provisions of the Design-Build Documents, the amount of each progress payment shall be computed as follows:
.1	Take the Cost of the Work as described in Exhibit B;

.2	Add the Design-Builder’s Fee, less retainage on the sum of the Cost of the Work, plus the Design-Builder’s Fee, of ** . The Design-Builder’s Fee shall be computed upon the Cost of the Work described in the preceding Section 5.3.2.1 at the applicable rate stated in Section 4.3.2;

.3	Subtract the aggregate of previous payments made by the Owner;

.4	Subtract the shortfall, if any, indicated by the Design-Builder in the documentation required by Section 5.1.4 or resulting from errors subsequently discovered by the Owner’s accountants in such documentation; and

.5	Subtract amounts, if any, for which the Owner has withheld or withdrawn a Certificate for Payment as provided in the Section A.9.5 of Exhibit A, Terms and Conditions.
§ 5.3.3 Retainage in addition to the retainage stated at Section 5.3.2.2, if any, shall be as follows:
N.A.
§ 5.3.4 Except with the Owner’s prior approval, payments for the Work, other than for services provided by design professionals and other consultants retained directly by the Design-Builder, shall be subject to retainage of not less than **. The Owner and Design-Builder shall agree on a mutually acceptable procedure for review and approval of payments and retention for Contractors.
§ 5.3.5 In addition to the documents and invoices, Design-Builder shall submit monthly with each Application for Payment the following: (1) a sworn statement, in a form reasonably approved by Owner, identifying all Contractors who performed portions of the Work and all vendors who delivered materials during the month and the amounts due and owing to each; (2) a waiver and release by Design-Builder, in a form reasonably approved by Owner, of all claims or liens in connection with the Work performed through the period covered by Design-Builder’s last Application for Payment subject only to claims, if any, by Design-Builder for amounts that remain due and owing hereunder that are set forth in the waiver; (3) a log that (a) identifies each Contractor and vendor who has performed portions of the Work or who has supplied materials during the prior months, (b) confirms that each such Contractor or vendor has delivered to Design-Builder a waiver of lien ( in a form reasonably approved in writing in advance by Owner) which Design-Builder maintains at Design-Builder’s office, and (c) identifies all other actual expenditures by Design-Builder during the month preceding the period covered by the present Applications for Payment; (4) such other reports, documentation and updated progress schedules as may be required by the General Conditions of the Contract or reasonably required by the Owner or Development Manager, and (5) matching Contractor and vendor invoices/applications for payment that document and support Design-Builder’s progress payment.
Waivers of lien provided by Contractors or vendors as stated above shall confirm that all amounts due to such Contractor(s) or vendor(s) for months prior to the month covered by the current Application for Payment have been paid (subject to retainage in accordance with applicable contracts or subcontract(s)). All references in this agreement to an Application for Payment shall mean an Application for Payment that is in the form reasonably approved by the Owner and complete, and is accompanied by all documents, schedules and information required in accordance with this Agreement.
§ 5.3.6 Within five (5) business days after receiving payment form the Owner, Design-Builder shall pay to Contractors, fabricators and suppliers, all amounts approved by Architect (which shall not exceed the amount received by Design-Builder in each Certificate for Payment). Design-Builder shall notify Owner and Development Manager in writing at the time of each Application for Payment of any disputes with Contractors or the Subcontractors. Design-Builder shall not withhold any sum received from the Owner from Contractors, fabricators and suppliers, unless (1) the Owner approves such withholding in writing (such approval not to be unreasonably withheld), or (2) Design-Builder forthwith refunds to the Owner the amount so withheld.

**	This portion has been redacted pursuant to a confidential treatment request.
AIA Document A141™ — 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:38:07 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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§ 5.3.7 Progress payments shall not constitute acceptance by the Owner of such completed work in-place or stored materials, nor shall they be construed as a waiver of any right or claim by the Owner in connection with such work or stored materials.
§ 5.3.8 Upon five (5) days notice to Design-Builder and upon reasonable cause, in Owner’s reasonable judgment, in the event of any payment default by Design-Builder under its contracts (including, without limitation, any failure to pay amounts due to Contractors as and when required in accordance with the contract documents, Owner may, in its discretion, but without any obligation to do so, at any time or from time to time, choose to pay any amounts due to Contractors in accordance with approved Applications for Payments, either directly to such Contractors or by joint checks payable to Design-Builder and such Contractors.
§ 5.4 INTENTIONALLY DELETED
(Paragraphs deleted)

§ 5.5 FINAL PAYMENT
§ 5.5.1 Final payment (the “Final Payment”) shall be made by the Owner to Design-Builder within thirty (30) days of when (1) the Design-Build Contract has been fully performed (including all punch list items) by Design-Builder and all disputes have been resolved provided that such payment shall not relieve except for Design-Builder’s continuing responsibility to correct nonconforming Work, as provided in the General Conditions of the Contract, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work have been submitted by Design-Builder and reviewed and acceptance by the Development Manager and Owner’s accountants and approved in writing by Owner; (3) a final Certificate for Payment has then been issued by the Architect and approved by the Development Manager, and (4) Design-Builder has delivered to Owner the Design-Builder’s As-Built Record Prints and all required operations and maintenance manuals, and final waivers of liens (in the form approved in writing by Owner) from Design-Builder and all Contractors, Subcontractors and material suppliers. Such final payment shall be due not more than thirty (30) calendar days after the issuance of the Architect’s final Certificate for Payment, and written approval thereof by Development Manager, except for the Design-Builder’s responsibility to correct non-conforming Work discovered after final payment or to satisfy other requirements, if any, which extend beyond final payment. Design-Builder’s final accounting shall be in a form reasonably prescribed by the Owner.
ARTICLE 6 DISPUTE RESOLUTION
§ 6.1 The parties appoint the following individual to serve as a Neutral pursuant to Section A.4.2 of Exhibit A, Terms and Conditions:
(Insert the name, address and other information of the individual to serve as a Neutral. If the parties do not select a Neutral, then the provisions of Section A.4.2.2 of Exhibit A, Terms and Conditions, shall apply.)
N.A.
§ 6.2 If the parties do not resolve their dispute through mediation pursuant to Section A.4.3 of Exhibit A, Terms and Conditions, the method of binding dispute resolution shall be the following:
(If the parties do not select a method of binding dispute resolution, then the method of binding dispute resolution shall be by litigation in a court of competent jurisdiction.)
(Check one.)

☑	Arbitration pursuant to Section A.4.4 of Exhibit A, Terms and Conditions

☐	Litigation in a court of competent jurisdiction

☐	Other (Specify)
§ 6.3 ARBITRATION
§ 6.3.1 If Arbitration is selected by the parties as the method of binding dispute resolution, then any claim, dispute or other matter in question arising out of or related to this Agreement shall be subject to arbitration as provided in Section A.4.4 of Exhibit A, Terms and Conditions.
AIA Document A141™ — 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:38:07 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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ARTICLE 7 MISCELLANEOUS PROVISIONS
§ 7.1 The Architect, other design professionals and consultants engaged by the Design-Builder shall be persons or entities duly licensed to practice their professions in the jurisdiction where the Project is located and are listed as follows:
(Insert name, address, license number, relationship to Design-Builder and other information.)

		Relationship to
Name and Address	License Number	Design-Builder	Other Information
TPG Architecture, LLP 1300 Walt Whitman Road Melville, NY 11747	03019830	Contractual
§ 7.2 Consultants, if any, engaged directly by the Owner, their professions and responsibilities are listed below:
(Insert name, address, license number, if applicable, and responsibilities to Owner and other information.)

Responsibilities
Name and Address	License Number	to Owner	Other Information
Joseph J. Galeno C.P.M., C.C.I. **		Development Manager, to advise the Owner on the progress of the Work and the administration of this Agreement.	See Exhibit A for the responsibilities of the Development manager and its role in this Agreement.
§ 7.3 Separate contractors, if any, engaged directly by the Owner, their trades and responsibilities are listed below:
(Insert name, address, license number, if applicable, responsibilities to Owner and other information.)

Responsibilities
Name and Address	License Number	to Owner	Other Information
N.A.
§ 7.4 The Owner’s Designated Representative is:

(Insert name, address and other information.)
Either:
Joseph Talamo
or
Pierre Legault
OSI Ardsley, LLC
41 Pinelawn Road
Melville, NY 11797
§ 7.4.1 The Owner’s Designated Representative identified above shall be authorized to act on the Owner’s behalf with respect to the Project.
§ 7.5 The Design-Builder’s Designated Representative is:
(Insert name, address and other information.)

Carmine A. Sorvillo, AIA
Eagle Interiors, Inc.
85 Toledo Street
Farmingdale, NY 11735
Tel: (631) 293-5503
Fax: (631) 293-4971
Cell: (516) 695-1422
e-mail: csorvillo.eagleinteriors@verizon.net

**	This portion has been redacted pursuant to a confidential treatment request.
AIA Document A141™ — 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:38:07 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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§ 7.5.1 The Design-Builder’s Designated Representative identified above shall be authorized to act on the Design-Builder’s behalf with respect to the Project.
§ 7.6 The Design-Builder’s Designated Representative shall not be changed without ten (10) days written notice to the Owner, but the Owner may change either or both of the parties who are designated as its Designated Representative upon written notice to Design-Builder, but without any time limitation on such notice.
§ 7.7 Other provisions:
§ 7.7.1 Where reference is made in this Agreement to a provision of another Design-Build Document, the reference refers to that provision as amended or supplemented by other provisions of the Design-Build Documents.
§ 7.7.2 Payments due and unpaid under the Design-Build Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)

**	percent (**) per annum
§ 7.7.3 Design-Builder hereby conditionally assigns to the Owner all rights of Design-Builder under contracts, subcontracts, agreements, purchase orders, rental agreements or other arrangements entered by Design-Builder in connection with the Work. If this Agreement is terminated by Owner in accordance with the terms of this Agreement (excepting any termination for convenience of Owner), the Owner may, but shall have no obligation to, exercise this assignment by written notice as to any or all of such contracts, subcontracts, agreements, purchase orders, rental agreements or arrangements as the Owner may elect.
§ 7.7.4 Notwithstanding anything to the contrary contained herein, if the Work or any designated portion thereof falls more than ** behind the Construction Schedule approved by the Owner and such delay jeopardizes timely completion of the Project, the Owner may request that Design-Builder provide either (i) reasonable evidence that the Work or such designated portion thereof can still be completed by the scheduled date of Substantial Completion, or (ii) a plan for acceleration of the Work or such designated portion thereof necessary to achieve the scheduled date of Substantial Completion as adjusted in accordance with this Agreement. If Design-Builder fails to provide reasonable evidence that the Work or such designated portion thereof can be completed by the scheduled date of Substantial Completion, the Owner may require Design-Builder to accelerate the Work or the designated portion thereof in accordance with a plan submitted by Design-Builder and approved in writing by the Owner.
§ 7.7.5 Design-Builder represents, covenants, and agrees that all services to be provided by Design-Builder under this Agreement will be performed at a level of quality consistent with the highest level of care and skill ordinarily exercised by Design-Builders and general contractors in other nationally recognized general contracting firms operating in the State of New York. Nothing in this Agreement shall be interpreted in such a manner as to impose a lower standard of care upon Design-Builder or any Contractors or Subcontractors.
§ 7.7.6 Design-Builder shall at all times provide an adequate supply of workers to perform the services required by this Agreement in an expeditious and economical manner consistent with the interests of Owner. Notwithstanding anything to the contrary in this Paragraph 7.7.6, Design-Builder’s relationship with Owner under this Agreement shall not create any partnership or joint venture between Owner or Development Manager and Design-Builder.
§ 7.7.7 Before proceeding with any services or Work for which Design-Builder believes it is entitled to a Change Order or which Design-Builder believes will give rise to a claim hereunder by Design-Builder, Design-Builder shall first give written notice to Owner and Development Manager objecting to the provision of such services or Work without a written agreement by Owner to pay therefore and stating Design-Builder’s grounds for such objection.
§ 7.7.8 Owner has appointed Joseph J. Galeno, CCI, CPM, as its Development Manager to advise Owner on the administration of this Agreement and the Work. The Development Manager is a consultant to the Owner and shall have no right to issue change orders or bind the Owner and Design-Builder shall not be entitled to rely on any instructions or changes authorized by the Development Manager.

**	This portion has been redacted pursuant to a confidential treatment request.
AIA Document A141™ — 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:38:07 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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§ 7.7.9 Owner has entered into a lease/subleaseback arrangement with the County of Westchester Industrial Development Agency (“WIDA”) that, among other benefits, provides Owner with an exemption from New York sales and use taxes for all purchases, services and materials related to the Project, as the agent for WIDA. As evidence of such arrangement, WIDA has issued a sales tax exemption letter to Owner, in the form of Exhibit D attached hereto and Design-Builder agrees to present a copy of the sales tax exemption letter to each party from which Design-Builder buys supplies, materials or rents equipment or contracts, including without limitation any Contractors, Subcontractors or material suppliers and shall contractually require all such parties to utilize such sales tax exemption in their purchases or rentals within the Contracts, Subcontracts, agreements and purchase orders with such parties. Design-Builder also agrees to provide Owner with monthly reports of all purchases to enable Owner to comply with the requirements of such sales tax exemption and the procedures to enable Owner to implement such requirements. Owner shall indemnify and hold Design-Builder harmless for all liability, penalty, interest, fine, tax assessment, attorneys’ fees or other expense or cost incurred by the Design-Builder based on Owner’s direction to claim such exemption in accordance with the sales tax exemption described above, but Design-Builder shall be required to enforce such exemption in its purchases and those of its Contractors, Subcontractors and material suppliers.
ARTICLE 8 ENUMERATION OF THE DESIGN-BUILD DOCUMENTS
§ 8.1 The Design-Build Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:
§ 8.1.1 The Agreement is this executed edition of the Standard Form of Agreement Between Owner and Design-Builder, AIA Document A141-2004.
§ 8.1.2 The Supplementary and other Conditions of the Agreement, if any, are as follows:
(Either list applicable documents below or refer to an exhibit attached to this Agreement.)
As of the date of the execution of this Agreement, other than Exhibits A, B and C to this Agreement, there are no Supplementary or other Conditions of this Agreement, Project Criteria, Proposals or Addenda, which are part of or modify this Agreement and any such documents shall, if agreed upon by the parties, in writing, be deemed amendments to this Agreement.
(Table deleted)

§ 8.1.3
(Paragraphs deleted)
Exhibit A, Terms and Conditions.
(Table deleted)

§ 8.1.4
(Paragraphs deleted)
Exhibit B, Determination of the Cost of the Work.
§ 8.1.5

(Paragraphs deleted)
Exhibit C, Insurance and Bonds.
§ 8.1.6 Other documents, if any, forming part of the Design-Build Documents are as follows:

(Either list applicable documents below or refer to an exhibit attached to this Agreement.)
N.A.
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This Agreement entered into as of the day and year first written above.

OWNER		DESIGN-BUILDER

OSI ARDSLEY LLC		EAGLE INTERIORS, INC.

By:	/s/ Pierre Legault	By:	/s/ M. Perrotta
	(Signature)		(Signature)

Pierre Legault/CFO		Michael Perrotta, President

(Printed name and title)		(Printed name and title)
(Table deleted) (Paragraphs deleted)
AIA Document A141™ — 2004. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:38:07 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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AIA ® Document A141 TM — 2004
Exhibit A
Terms and Conditions
for the following PROJECT:
(Name and location or address)
Renovations to and fit out of a multi-building Office/Laboratory campus, known as Ardsley Park Science and Technology Center, located at 410, 420, 430, 440, 444 and 460 Saw Mill River Road, Ardsley, New York.
THE OWNER:
(Name, legal status and address)
OSI Ardsley LLC,
a Delaware limited liability company
41 Pinelawn Road
Melville, New York 11797
THE DESIGN-BUILDER:
(Name, legal status and address)
Eagle Interiors, Inc.,
a New York corporation
85 Toledo Street
Farmingdale, New York 11735
ADDITIONS AND DELETIONS:
The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.
This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.
Consultation with an attorney is also encouraged with respect to professional licensing requirements in the jurisdiction where the Project is located.
AIA Document A141™ — 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:50:57 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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TABLE OF ARTICLES

A.1	GENERAL PROVISIONS

A.2	OWNER

A.3	DESIGN-BUILDER

A.4	DISPUTE RESOLUTION

A.5	AWARD OF CONTRACTS

A.6	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

A.7	CHANGES IN THE WORK

A.8	TIME

A.9	PAYMENTS AND COMPLETION

A.10	PROTECTION OF PERSONS AND PROPERTY

A.11	INSURANCE AND BONDS

A.12	UNCOVERING AND CORRECTION OF WORK

A.13	MISCELLANEOUS PROVISIONS

A.14	TERMINATION OR SUSPENSION OF THE DESIGN-BUILD CONTRACT
AIA Document A141™ — 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:50:57 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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ARTICLE A.1 GENERAL PROVISIONS

§ A.1.1 BASIC DEFINITIONS

§ A.1.1.1 THE DESIGN-BUILD DOCUMENTS
The Design-Build Documents are identified in Section 1.1 of the Agreement.
§ A.1.1.2 PROJECT CRITERIA
The Project Criteria are identified in Section 8.1.3 of the Agreement and may describe the character, scope, relationships, forms, size and appearance of the Project, materials and systems and, in general, their quality levels, performance standards, requirements or criteria, and major equipment layouts.
§ A.1.1.3 ARCHITECT
The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and having a direct contract with the Design-Builder to perform design services for all or a portion of the Work, and is referred to throughout the Design-Build Documents as if singular in number. The term “Architect” means the Architect or the Architect’s authorized representative.
§ A.1.1.4 CONTRACTOR
A Contractor is a person or entity, other than the Architect, that has a direct contract with the Design-Builder to perform all or a portion of the construction required in connection with the Work. The term “Contractor” is referred to throughout the Design-Build Documents as if singular in number and means a Contractor or an authorized representative of the Contractor. The term “Contractor” does not include a separate contractor, as defined in Section A.6.1.2, or subcontractors of a separate contractor.
§ A.1.1.5 SUBCONTRACTOR
A Subcontractor is a person or entity who has a direct contract with a Contractor to perform a portion of the construction required in connection with the Work at the site. The term “Subcontractor” is referred to throughout the Design-Build Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor.
§ A.1.1.6 THE WORK
The term “Work” means the design, construction and services required by the Design-Build Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Design-Builder to fulfill the Design-Builder’s obligations. The Work may constitute the whole or a part of the Project.
§ A.1.1.6.1 Nothing in these General Conditions shall be interpreted as imposing on the Owner or the Development Manager, or their respective agents, employees, officers, directors or consultants, any duty, obligation or authority with respect to any items that are not intended to be incorporated into the completed Project, or that do not comprise the Work, including, but not limited to, the following: shoring, scaffolding, hoists, weatherproofing, or any temporary facility or activity, because these are the sole responsibility of the Design-Builder.
§ A.1.1.7 THE PROJECT
The Project is the total design and construction of which the Work performed under the Design-Build Documents may be the whole or a part, and which may include design and construction by the Owner or by separate contractors.
§ A.1.1.8 NEUTRAL
The Neutral is the individual appointed by the parties to decide Claims and disputes pursuant to Section A.4.2.1.
§ A.1.1.9 OTHER DEFINITIONS
§ A.1.1.9.1 “Equal”, “accepted equal” and “approval equal” shall mean as accepted in writing by the Architect as being of equivalent quality, utility, efficiency, functionality and appearance, as determined in consultation with the Development Manager.
§ A.1.1.9.2 “By Owner” refers to work that will be performed by the Owner and/or its agents at the Owner’s expense.
§ A.1.1.9.3 “By others” refers to work that is not part of the Contract.
AIA Document A141™ — 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:50:57 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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§ A.1.1.9.4 “Furnish” shall mean supply only, do not install.
§ A.1.1.9.5 “Install shall mean install only, do not furnish.
§ A.1.1.9.6 “Provide shall mean to properly coordinate, fabricate, complete, transport, deliver, install, erect, construct, test and furnish all labor, materials, equipment, apparatus, appurtenances, and all items and expenses necessary or desirable properly to complete in place, and render operational or usable under the terms of the specifications.
§ A.1.1.8.7 The term “as required” shall mean as required by regulatory bodies, by referenced standards, by existing conditions, by generally accepted construction practice, or by the Contract Documents. The term “as required” is not used in derogation of the Architect’s responsibility to design the Project in accordance with applicable laws, codes, ordinances, and regulations.
§ A.1.2 COMPLIANCE WITH APPLICABLE LAWS
§ A.1.2.1 If the Design-Builder believes that implementation of any instruction received from the Owner would cause a violation of any applicable law, statute, ordinance, building code, rule or regulation, the Design-Builder shall notify the Owner in writing. Neither the Design-Builder nor any Contractor or Architect shall be obligated to perform any act which they believe will violate any applicable law, ordinance, rule or regulation.
§ A.1.2.2 The Design-Builder shall be entitled to rely on the completeness and accuracy of the information contained in the Project Criteria, but not that such information complies with applicable laws, regulations and codes, which shall be the obligation of the Design-Builder to determine. In the event that a specific requirement of the Project Criteria conflicts with applicable laws, regulations and codes, the Design-Builder shall furnish Work which complies with such laws, regulations and codes. In such case, the Owner shall issue a Change Order to the Design-Builder unless the Design-Builder recognized such non-compliance prior to execution of this Agreement and failed to notify the Owner.
§ A.1.2.3 The Design-Builder shall comply with all applicable laws, including without limitation laws related to safety. Design-Builder expressly agrees that it is primarily and solely responsible for the safety conditions of the work areas. Design-Builder specifically agrees that it is fully responsible for the compliance with all current and hereinafter enacted requirements and provisions under the Occupational Safety and Health Act of 1970 (“OSHA”), and/or any special standards and/or requirements promulgated by the Owner and applicable to work by the Design-Builder, its Contractors and Subcontractors and all employees, agents and other parties acting by, under or through any such party with regard to its work, work areas and workmen.
§ A.1.3 CAPITALIZATION
§ A.1.3.1 Terms capitalized in these Terms and Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to sections in the document, or (3) the titles of other documents published by the American Institute of Architects.
§ A.1.4 INTERPRETATION
§ A.1.4.1 In the interest of brevity, the Design-Build Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.
§ A.1.4.2 Unless otherwise stated in the Design-Build Documents, words which have well-known technical or construction industry meanings are used in the Design-Build Documents in accordance with such recognized meanings.
§ A.1.5 EXECUTION OF THE DESIGN-BUILD DOCUMENTS
§ A.1.5.1 The Design-Build Documents shall be signed by the Owner and Design-Builder.
§ A.1.5.2 Execution of the Design-Build Contract by the Design-Builder is a representation that the Design-Builder has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Design-Build Documents. In particular and without limitation, execution of the Design-Build Contract by the Design-Builder shall constitute a representation by the Design-Builder that the Design-Builder and the Architect have evaluated and satisfied themselves as to the conditions and limitations under which the Work is to be performed, including without limitation: (1) the Project site and surrounding areas and structures; (2) generally prevailing climatic conditions; (3) anticipated labor supply and costs, in light of anticipated market conditions; (4) availability and costs of materials, tools and equipment; and (5) all other pertinent issues. The Owner assumes no responsibility or liability for the physical condition or safety for the Project site or any improvements located on or near the Project site. The Design-Builder shall be solely responsible for providing a safe place for the performance of the Work.
AIA Document A141™ — 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:50:57 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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§ A.1.6 OWNERSHIP AND USE OF DOCUMENTS AND ELECTRONIC DATA
§ A.1.6.1 Drawings, specifications, and other documents including those in electronic form, prepared by the Architect and furnished by the Design-Builder are Instruments of Service. The Design-Builder, Design-Builder’s Architect and other providers of professional services individually shall retain all common law, statutory and other reserved rights, including copyright in those Instruments of Services furnished by them. Drawings, specifications, and other documents and materials and electronic data are furnished for use solely with respect to this Project.
§ A.1.6.2 Upon execution of the Design-Build Contract, the Design-Builder grants to the Owner a non-exclusive license to reproduce and use the Instruments of Service solely in connection with the Project, including the Project’s further development by the Owner and others retained by the Owner for such purposes, provided that the Owner shall comply with all obligations, including prompt payment of sums when due, under the Design-Build Documents. Subject to the Owner’s compliance with such obligations, such license shall extend to those parties retained by the Owner for such purposes, including other design professionals. The Design-Builder shall obtain similar non-exclusive licenses from its design professionals, including the Architect. The Owner shall not otherwise assign or transfer any license herein to another party without prior written agreement of the Design-Builder. Any unauthorized reproduction or use of the Instruments of Service by the Owner or others shall be at the Owner’s sole risk and expense without liability to the Design-Builder and its design professionals. Except as provided in Section A.1.6.4, termination of this Agreement prior to completion of the Design-Builder’s services to be performed under this Agreement shall terminate this license.
§ A.1.6.3 Prior to any electronic exchange by the parties of the Instruments of Service or any other documents or materials to be provided by one party to the other, the Owner and the Design-Builder shall agree in writing on the specific conditions governing the format thereof, including any special limitations or licenses not otherwise provided in the Design-Build Documents.
§ A.1.6.4 If this Agreement is terminated for any reason other than the default of the Owner, each of the Design-Builder’s design professionals, including the Architect, shall be contractually required to convey to the Owner a non-exclusive license to use that design professional’s Instruments of Service for the completion, use and maintenance of the Project, conditioned upon the Owner’s written notice to that design professional of the Owner’s assumption of the Design-Builder’s contractual duties and obligations to that design professional and payment to that design professional of all amounts due to that design professional and its consultants. If the Owner does not assume the remaining duties and obligations of the Design-Builder to that design professional under this Agreement, then the Owner shall indemnify and hold harmless that design professional from all claims and any expense, including legal fees, which that design professional shall thereafter incur by reason of the Owner’s use of such Instruments of Service. The Design-Builder shall incorporate the requirements of this Section A.1.6.4 in all agreements with its design professionals.
§ A.1.6.5 Submission or distribution of the Design-Builder’s documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the rights reserved in Section A.1.6.1.
ARTICLE A.2 OWNER

§ A.2.1 GENERAL
§ A.2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Design-Build Documents as if singular in number. The term “Owner” means the Owner or the Owner’s authorized representative. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all Project matters requiring the Owner’s approval or authorization. The Owner shall render decisions in a timely manner and in accordance with the Design-Builder’s schedule submitted to the Owner.
AIA Document A141™ — 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:50:57 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

(1111774294)

§ A.2.1.2 The Owner shall furnish to the Design-Builder within 15 days after receipt of a written request information necessary and relevant for the Design-Builder to evaluate, give notice of or enforce mechanic’s lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the “Site” or “site”, and the Owner’s interest therein.
§ A.2.1.3 Development Manager shall have no control over, nor charge of, and shall not be responsible for (i) the design or engineering of the Work since these are solely the Architect’s rights and responsibilities, or (ii) the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Design-Builder’s rights and responsibilities under the Contract Documents. Development Manager shall not be responsible for the Design-Builder’s or Architect’s failure to perform the Work in accordance with the requirements of the Contract Documents. The Development Manager will not have control over or charge of and will not be responsible for acts or omissions of the Architect or its design consultants or the Design-Builder, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.
§ A.2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER
§ A.2.2.1 Information or services required of the Owner by the Design-Build Documents shall be furnished by the Owner with reasonable promptness. Any other information or services relevant to the Design-Builder’s performance of the Work under the Owner’s control shall be furnished by the Owner after receipt from the Design-Builder of a written request for such information or services.
§ A.2.2.2 The Owner shall be responsible to provide such surveys as are in its possession and control, if not required by the Design-Build Documents to be provided by the Design-Builder, describing physical characteristics, legal limitations, and utility locations for the site of this Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements, and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restriction, boundaries, and contours of the site; locations, dimensions, and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All the information on the survey shall be referenced to a Project benchmark.
§ A.2.2.3 The Owner shall provide, to the extent available to the Owner and if not required by the Design-Build Documents to be provided by the Design-Builder, the results and reports of prior tests, inspections or investigations conducted for the Project involving structural or mechanical systems, chemical, air and water pollution, hazardous materials or environmental and subsurface conditions and information regarding the presence of pollutants at the Project site.
§ A.2.2.4 The Owner may obtain independent review of the Design-Builder’s design, construction and other documents by a separate architect, engineer, and contractor or cost estimator under contract to or employed by the Owner. Such independent review shall be undertaken at the Owner’s expense in a timely manner and shall not delay the orderly progress of the Work.
§ A.2.2.5 The Owner shall cooperate with the Design-Builder in securing building and other permits, licenses and inspections. The Owner shall not be required to pay the fees for such permits, licenses and inspections unless the cost of such fees is excluded from the responsibility of the Design-Builder under the Design-Build Documents.
§ A.2.2.6 The services, information, surveys and reports required to be provided by the Owner under Section A.2.2, shall be furnished at the Owner’s expense, and the Design-Builder shall be entitled to rely upon the accuracy and completeness thereof, except as otherwise specifically provided in the Design-Build Documents or to the extent the Owner advises the Design-Builder to the contrary in writing.
§ A.2.2.7 If the Owner observes or otherwise becomes aware of a fault or defect in the Work or non-conformity with the Design-Build Documents, the Owner shall give prompt written notice thereof to the Design-Builder.
§ A.2.2.8 The Owner shall communicate through the Design-Builder with persons or entities employed or retained by the Design-Builder, unless otherwise directed by the Design-Builder.
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(Paragraphs deleted)

§ A.2.3 OWNER REVIEW AND INSPECTION
§ A.2.3.1 The Owner shall review and approve or take other appropriate action upon the Design-Builder’s submittals, including but not limited to design and construction documents, required by the Design-Build Documents, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Design-Build Documents. The Owner’s action shall be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Design-Builder or separate contractors. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details, such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Design-Builder as required by the Design-Build Documents.
§ A.2.3.2 Upon review of the design documents, construction documents, or other submittals required by the Design-Build Documents, the Owner shall take one of the following actions:
.1	Determine that the documents or submittals are in conformance with the Design-Build Documents and approve them.

.2	Determine that the documents or submittals are in conformance with the Design-Build Documents but request changes in the documents or submittals which shall be implemented by a Change in the Work.

.3	Determine that the documents or submittals are not in conformity with the Design-Build Documents and reject them.

.4	Determine that the documents or submittals are not in conformity with the Design-Build Documents, but accept them by implementing a Change in the Work.

.5	Determine that the documents or submittals are not in conformity with the Design-Build Documents, but accept them and request changes in the documents or submittals which shall be implemented by a Change in the Work.
§ A.2.3.3 The Design-Builder shall submit to the Owner for the Owner’s approval, pursuant to Section A.2.3.1, any proposed change or deviation to previously approved documents or submittals. The Owner shall review each proposed change or deviation to previously approved documents or submittals which the Design-Builder submits to the Owner for the Owner’s approval with reasonable promptness in accordance with Section A.2.3.1 and shall make one of the determinations described in Section A.2.3.2.
§ A.2.3.4 Notwithstanding the Owner’s responsibility under Section A.2.3.2, the Owner’s review and approval of the Design-Builder’s documents or submittals shall not relieve the Design-Builder of responsibility for compliance with the Design-Build Documents unless a) the Design-Builder has notified the Owner in writing of the deviation prior to approval by the Owner or, b) the Owner has approved a Change in the Work reflecting any deviations from the requirements of the Design-Build Documents. In addition, in no event shall Owner’s approval of any documents be deemed a representation that Design-Builder’s documents or submittals comply with applicable laws and regulations.
§ A.2.3.5 The Owner may visit the site to keep informed about the progress and quality of the portion of the Work completed. However, the Owner shall not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. Visits by the Owner shall not be construed to create an obligation on the part of the Owner to make on-site inspections to check the quantity or quality of the Work. The Owner shall neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Design-Builder’s rights and responsibilities under the Design-Build Documents, except as provided in Section A.3.3.7.
§ A.2.3.6 The Owner shall not be responsible for the Design-Builder’s failure to perform the Work in accordance with the requirements of the Design-Build Documents. The Owner shall not have control over or charge of and will not be responsible for acts or omissions of the Design-Builder, Architect, Contractors, or their agents or employees, or any other persons or entities performing portions of the Work for the Design-Builder.
§ A.2.3.7 The Owner may reject Work that does not conform to the Design-Build Documents. Whenever the Owner considers it necessary or advisable, the Owner shall have authority to require inspection or testing of the Work in accordance with Section A.13.5.2, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Owner nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Owner to the Design-Builder, the Architect, Contractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.
AIA Document A141™ — 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:50:57 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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§ A.2.3.8 The Owner may appoint an on-site project representative to observe the Work and to have such other responsibilities as the Owner and the Design-Builder agree to in writing.
§ A.2.3.9 The Owner shall conduct inspections to determine the date or dates of Substantial Completion and the date of final completion.
§ A.2.4 OWNER’S RIGHT TO STOP WORK
§ A.2.4.1 If the Design-Builder fails to correct Work which is not in accordance with the requirements of the Design-Build Documents as required by Section A.12.2 or fails to carry out Work in accordance with the Design-Build Documents in any material respect, the Owner may issue a written order to the Design-Builder to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Design-Builder or any other person or entity, except to the extent required by Section A.6.1.3.
§ A.2.5 OWNER’S RIGHT TO CARRY OUT THE WORK
§ A.2.5.1 If the Design-Builder defaults or neglects to carry out the Work in accordance with the Design-Build Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Design-Builder a second written notice to correct such deficiencies within a three-day period. If the Design-Builder within such three-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case, an appropriate Change Order shall be issued deducting from payments then or thereafter due the Design-Builder the reasonable cost of correcting such deficiencies. If payments due the Design-Builder are not sufficient to cover such amounts, the Design-Builder shall pay the difference to the Owner.
§ A.2.6 OWNER’S RIGHT TO AUDIT
§ A.2.6.1 The Design-Builder shall keep full and accurate records of all costs incurred and items billed in connection with the performance of the Work, which records shall be open to audit by the Owner or its authorized representatives during performance of the Work and until three (3) years after Final Payment. In addition, the Design-Builder shall make it a condition of all subcontracts relating to the Work that any and all Subcontractors and Sub-subcontractors will keep accurate records of costs incurred and items billed in connection with their work and that such records shall be open to audit by the Owner or its authorized representatives during performance of the Work and until three (3) years after its completion.
§ A.2.7 CONTRACTUAL RELATIONSHIP
§ A.2.7.1 Nothing contained in the Contract Documents or in any written approval or recommendation given by Owner or Development Manager hereunder shall create any contractual relationship or special promise between Owner or Development Manager and any Subcontractor or Sub-subcontractor an employee of the Owner or Development Manager or in any way entitle any Subcontractor or Sub-subcontractor, materialman or workman to any decree or judgment against the Owner or Development Manager.
ARTICLE A.3 DESIGN-BUILDER

§ A.3.1 GENERAL
§ A.3.1.1 The Design-Builder is the person or entity identified as such in the Agreement and is referred to throughout the Design-Build Documents as if singular in number. The Design-Builder may be an architect or other design professional, a construction contractor, a real estate developer or any other person or entity legally permitted to do business as a design-builder in the location where the Project is located. The term “Design-Builder” means the Design-Builder or the Design-Builder’s authorized representative. The Design-Builder’s representative is authorized to act on the Design-Builder’s behalf with respect to the Project.
§ A.3.1.2 The Design-Builder shall perform the Work in accordance with the Design-Build Documents.
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§ A.3.2 DESIGN SERVICES AND RESPONSIBILITIES
§ A.3.2.1 When applicable law requires that services be performed by licensed professionals, the Design-Builder shall provide those services through the performance of qualified persons or entities duly licensed to practice their professions. The Owner understands and agrees that the services performed by the Design-Builder’s Architect and the Design-Builder’s other design professionals and consultants are undertaken and performed in the sole interest of and for the exclusive benefit of the Design-Builder.
§ A.3.2.2 The agreements between the Design-Builder and Architect or other design professionals identified in the Agreement, and in any subsequent Modifications, shall be in writing. These agreements, including services and financial arrangements with respect to this Project, shall be promptly and fully disclosed to the Owner upon the Owner’s written request.
§ A.3.2.3 The Design-Builder shall be responsible to the Owner for acts and omissions of the Design-Builder’s employees, Architect, Contractors, Subcontractors and their agents and employees, and other persons or entities, including the Architect and other design professionals, performing any portion of the Design-Builder’s obligations under the Design-Build Documents.
§ A.3.2.4 The Design-Builder shall carefully study and compare the Design-Build Documents, materials and other information provided by the Owner pursuant to Section A.2.2, shall take field measurements of any existing conditions related to the Work, shall observe any conditions at the site affecting the Work, and report promptly to the Owner any errors, inconsistencies or omissions discovered.
§ A.3.2.5 The Design-Builder shall provide to the Owner for Owner’s written approval design documents sufficient to establish the size, quality and character of the Project; its architectural, structural, mechanical and electrical systems; and the materials and such other elements of the Project to the extent required by the Design-Build Documents. Deviations, if any, from the Design-Build Documents shall be disclosed in writing.
§ A.3.2.6 Upon the Owner’s written approval of the design documents submitted by the Design-Builder, the Design-Builder shall provide construction documents for review and written approval by the Owner. The construction documents shall set forth in detail the requirements for construction of the Project. The construction documents shall include drawings and specifications that establish the quality levels of materials and systems required. Deviations, if any, from the Design-Build Documents shall be disclosed in writing. Construction documents may include drawings, specifications, and other documents and electronic data setting forth in detail the requirements for construction of the Work, and shall:
.1	be consistent with the approved design documents;

.2	provide information for the use of those in the building trades; and

.3	include documents customarily required for regulatory agency approvals.
§ A.3.2.7 The Design-Builder shall meet with the Owner and/or Development Manager periodically to review progress of the design and construction documents.
§ A.3.2.8 Upon the Owner’s written approval of construction documents, the Design-Builder, with the assistance of the Owner, shall prepare and file documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project.
§ A.3.2.9 The Design-Builder shall obtain from each of the Design-Builder’s professionals and furnish to the Owner certifications with respect to the documents and services provided by such professionals (a) that, to the best of their knowledge, information and belief, the documents or services to which such certifications relate (i) are consistent with the Project Criteria set forth in the Design-Build Documents, except to the extent specifically identified in such certificate, (ii) comply with applicable professional practice standards, and (iii) comply with applicable laws, ordinances, codes, rules and regulations governing the design of the Project; and (b) that the Owner and its consultants shall be entitled to rely upon the accuracy of the representations and statements contained in such certifications.
§ A.3.2.10 If the Owner requests the Design-Builder, the Architect or the Design-Builder’s other design professionals to execute certificates other than those required by Section A.3.2.9, the proposed language of such certificates shall be submitted to the Design-Builder, or the Architect and such design professionals through the Design-Builder, for review and negotiation at least 14 days prior to the requested dates of execution. Neither the Design-Builder, the Architect nor such other design professionals shall be required to execute certificates that would require knowledge, services or responsibilities beyond the scope of their respective agreements with the Owner or Design-Builder.
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§ A.3.3 CONSTRUCTION
§ A.3.3.1 The Design-Builder shall perform no construction Work prior to the Owner’s review and approval of the construction documents. The Design-Builder shall perform no portion of the Work for which the Design-Build Documents require the Owner’s review of submittals, such as Shop Drawings, Product Data and Samples, until the Owner has approved each submittal.
§ A.3.3.2 The construction Work shall be in accordance with approved submittals, except that the Design-Builder shall not be relieved of responsibility for deviations from requirements of the Design-Build Documents by the Owner’s approval of design and construction documents or other submittals such as Shop Drawings, Product Data, Samples or other submittals unless the Design-Builder has specifically informed the Owner in writing of such deviation at the time of submittal and (1) the Owner has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Design-Builder shall not be relieved of responsibility for errors or omissions in design and construction documents or other submittals such as Shop Drawings, Product Data, Samples or other submittals by the Owner’s approval thereof.
§ A.3.3.3 The Design-Builder shall direct specific attention, in writing or on resubmitted design and construction documents or other submittals such as Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Owner on previous submittals. In the absence of such written notice, the Owner’s approval of a resubmission shall not apply to such revisions.
§ A.3.3.4 When the Design-Build Documents require that a Contractor provide professional design services or certifications related to systems, materials or equipment, or when the Design-Builder in its discretion provides such design services or certifications through a Contractor, the Design-Builder shall cause professional design services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professionals, if prepared by others, shall bear such design professional’s written approval. The Owner shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals.
§ A.3.3.5 The Design-Builder shall be solely responsible for and have control over all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Design-Build Documents.
§ A.3.3.6 The Design-Builder shall keep the Owner informed of the progress and quality of the Work.
§ A.3.3.7 The Design-Builder shall be responsible for the supervision and direction of the Work, using the Design-Builder’s best skill and attention. If the Design-Build Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures (including without limitation safety programs), the Design-Builder shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Design-Builder determines that such means, methods, techniques, sequences or procedures may not be safe, the Design-Builder shall give timely written notice to the Owner and shall not proceed with that portion of the Work without further written instructions from the Owner. If the Design-Builder is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Design-Builder, the Owner shall be solely responsible for any resulting loss or damage.
§ A.3.3.8 The Design-Builder shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.
§ A.3.3.9 The Design-Builder is responsible for ensuring that the Work will be completed in accordance with the Project Schedule and in connection therewith shall ensure that all material suppliers, Contractors and Subcontractors and their agents, and employees (1) adhere to the Contract Documents; (2) order materials on time, taking into consideration current market and delivery conditions; and (3) provide materials on time, taking into consideration current market and delivery conditions. The Design-Builder shall inspect all materials delivered to the site and shall reject all materials which will not conform with the Contract Documents when properly installed and the Design-Builder shall also coordinate its Work with that of all others on the Project including, but not limited to, coordinating deliveries, storage and installations, and use of all construction utilities. The Design-Builder shall be responsible for the space requirements, location and routing of its equipment. In areas and locations where the proper and most effective space requirements, locations and routing cannot be made as indicated, the Design-Builder shall meet with all others involved before installation to plan the most effective and efficient method of overall installation.
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(1111774294)

§ A.3.3.10 The Design-Builder shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on the Work, including those with respect to the safety of persons and property and their protection from damages, injury or loss and shall coordinate any and all inspections required by governmental authorities. The Contractor shall promptly remedy damage and loss to property at the site caused in whole or in part by the Design-Builder, its Contractors, Subcontractors, or anyone directly or indirectly employed by any of them or by anyone for whose acts they may be liable, except for damage or loss attributable solely to acts or omissions of the Owner or Development Manager or by anyone for whose acts any of them may be liable and not attributable to the fault or negligence of the Design-Builder, its Contractors, or anyone directly or indirectly employed by them. The foregoing obligations of the Design-Builder are in addition to the Design-Builder’s obligations under other provisions hereunder.
§ A.3.3.11 If any of the Work is required to be inspected or approved by any public authority, the Design-Builder shall cause such inspection or approval to be performed and shall coordinate such inspections with progress of the Work as necessary to avoid delays in issuance of the final certificates of occupancy and Project Closeout (as defined in the Agreement). No inspection performed or failed to be performed by the Owner or Development Manager hereunder shall be a waiver of any of the Design-Builder’s obligations hereunder or be construed as an approval or acceptance of the Work or any part thereof.
§ A.3.3.12 The Design-Builder shall establish and maintain benchmarks and all other grades, lines and levels necessary for the Work report errors or inconsistencies to the Owner and Development Manager before commencing work. The Design-Builder shall provide access to the Work for Owner, Development Manager and other persons designated by the Owner, and governmental inspectors. Any encroachments made by the Design-Builder, Contractors or Subcontractors on adjacent properties caused by construction, except for encroachments arising from errors or omissions not reasonably discoverable by the Design-Builder in the Contract Documents, shall be the sole responsibility of the Design-Builder, and the Design-Builder shall correct such encroachments within thirty (30) days of the improvement survey (or as soon thereafter as reasonably possible), at the Design-Builder’s sole cost and expense, either by the removal of the encroachment (and subsequent reconstruction of the Project site), or agreement with Owner (in form and substance satisfactory to the Owner in its sole discretion) allowing the encroachments to remain.
§ A.3.3.13 Where the Design-Build Documents refer to particular construction means, methods, techniques, sequences or procedures or indicate or imply that such are to be used in the Work, such mention is intended only to indicate that the operations of the Design-Builder shall be such as to produce at least the quality of Work implied by the operations described, but the actual determination of whether or not the described operations may be safely and suitably employed on the Work shall be the responsibility of the Design-Builder, who shall notify the Owner and Development Manager in writing of the actual means, methods, techniques, sequences or procedures which will be employed on the Work, if these differ from those mentioned in the Design-Build Documents. All loss, damage or liability, or cost of correcting defective Work arising from the employment of any construction means, methods, techniques, sequences or procedures referred to, indicated or implied by the Design-Build Documents, shall be borne by the Design-Builder, unless the Design-Builder has given timely notice to the Owner and Development Manager in writing that such means, methods, techniques, sequences or procedures are not safe or suitable and the Design-Builder has then been instructed in writing to proceed at the Owner’s risk.
§ A.3.3.14 All Work shall be set or laid out on the premises by Design-Builder, who will be held responsible for its correctness. If there is any discrepancy between actual lines and levels in drawings, Design-Builder shall notify Owner and Development Manager in writing, describing such discrepancy, and shall not proceed with any work affected thereby until written instructions are received from the Owner.
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§ A.3.3.15 If any of the Work is required to be inspected or approved by any public authority, Design-Builder shall cause such inspection or approval to be performed. No inspection performed or failed to be performed by Owner hereunder shall be a waiver of any of Design-Builder’s obligations hereunder or be construed as an approval or acceptance of the Work or any part thereof.
§ A.3.3.16 Design-Builder acknowledges that it is Design-Builder’s responsibility to hire all personnel for the proper and diligent prosecution of the Work and Design-Builder shall use its best efforts to maintain labor peace for the duration of the Work.
§ A.3.4 LABOR AND MATERIALS

§ A.3.4.1 Unless otherwise provided in the Design-Build Documents, the Design-Builder shall provide or cause to be provided and shall pay for design services, labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.
§ A.3.4.2 When a material is specified in the Design-Build Documents, the Design-Builder may make substitutions only with the consent of the Owner and, if appropriate, in accordance with a Change Order.
§ A.3.4.3 The Design-Builder shall enforce strict discipline and good order among the Design-Builder’s employees and other persons carrying out the Design-Build Contract. The Design-Builder shall not permit employment of unfit persons or persons not skilled in tasks assigned to them. The Design-Builder shall also at all times use best efforts and its judgment as an experienced contractor to adopt and implement policies and practices which are designed to avoid work stoppages, slowdowns, disputes, or strikes, and shall, at all times, use best efforts to maintain project-wide labor harmony.
§ A.3.4.4 In making a request for substitution, Design-Builder will be deemed to have represented that:
1.	The Design-Builder has investigated the proposed substitution and has determined that it is equal to or superior in all respects to that specified including warranties; and

2.	That the cost data presented with the request for substitution is complete and includes all costs of labor, materials, equipment, profit, and overhead, as well as any costs required to adapt and/or coordinate the substitution with adjacent or existing construction.

3.	Will coordinate the installation of the accepted substitute, making such changes as may be required for the Work to be complete in all respects.
§ A.3.5 WARRANTY
§ A.3.5.1 The Design-Builder warrants to the Owner that materials and equipment furnished under the Design-Build Documents will be of good quality and new unless otherwise required or permitted by the Design-Build Documents, that the Work will be free from defects not inherent in the quality required or permitted by law or otherwise, and that the Work will conform to the requirements of the Design-Build Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Design-Builder’s warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Design-Builder, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Owner, the Design-Builder shall furnish satisfactory evidence as to the kind and quality of materials and equipment.
§ A.3.5.2 Except when a longer warranty and guarantee time is specifically called for in the Specifications or other Contract Documents or is otherwise required by law, the warranties and guarantees provided for in the Contract Documents shall be for **, shall apply to all corrected or repair work performed in connection with Work performed under the Contract Documents, and shall be in form and content otherwise reasonably satisfactory to the Owner. Warranties shall become effective on the date of Substantial Completion (or acceptance, testing and commissioning of the corresponding component of the Work, if later) of the entire Work and delivery thereof to Owner for occupancy.
§ A.3.5.3 In addition to the foregoing stipulations, the Contractor shall comply with all other warranties referred to in any portions of the Contract Documents or that are otherwise provided by law or in equity. To the extent such warranties overlap, the more stringent requirement shall govern.

**	This portion has been redacted pursuant to a confidential treatment request.
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§ A.3.6 TAXES
§ A.3.6.1 In accordance with Subparagraph 7.7.16 of the AIA A141 Agreement between Owner and Design-Builder, Owner is exempt from sales and use taxes with respect to the Project, as agent for County of Westchester Industrial Development Agency (“WIDA”). Accordingly, the Design-Builder shall not be required to pay sales or use taxes for the Work provided by the Design-Builder and if it does, such taxes shall not be included in the cost of the Work..
§ A.3.7 PERMITS, FEES AND NOTICES
§ A.3.7.1 The Design-Builder shall secure and pay for building and other permits and governmental fees, licenses and inspections necessary for the proper execution and completion of the Work which are customarily secured after execution of the Design-Build Contract and which were legally required on the date the Owner accepted the Design-Builder’s proposal. Building permits and other authorizations from appropriate governmental agencies shall be obtained prior to the commencement of construction and shall be posted in a prominent place within the Project, in accordance with applicable law.
§ A.3.7.2 The Design-Builder shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities relating to the Project. The Design-Builder shall timely arrange for necessary inspections by governmental authorities to enable the Owner to obtain all necessary occupancy permits.
§ A.3.7.3 It is the Design-Builder’s responsibility to ascertain that the Work is in accordance with applicable laws, ordinances, codes, rules and regulations.
§ A.3.7.4 If the Design-Builder performs Work contrary to applicable laws, ordinances, codes, rules and regulations, the Design-Builder shall assume responsibility for such Work and shall bear the costs attributable to correction.
§ A.3.8 ALLOWANCES
§ A.3.8.1 The Design-Builder shall include in the Contract Sum all allowances stated in the Design-Build Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Design-Builder shall not be required to employ persons or entities to which the Design-Builder has reasonable objection.
§ A.3.8.2 Unless otherwise provided in the Design-Build Documents:
.1	allowances shall cover the cost to the Design-Builder of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

.2	Design-Builder’s costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances; and

.3	whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section A.3.8.2.1 and (2) changes in Design-Builder’s costs under Section A.3.8.2.2.
§ A.3.8.3 Materials and equipment under an allowance shall be selected by the Owner in sufficient time to avoid delay in the Work.
§ A.3.9 DESIGN-BUILDER’S SCHEDULE
§ A.3.9.1 The Design-Builder, promptly after execution of the Design-Build Contract, shall prepare and submit for the Owner’s information the Design-Builder’s preliminary Project schedule for the Work. The schedule shall not exceed time limits and shall be in such detail as required under the Design-Build Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Design-Build Documents, shall provide for expeditious and practicable execution of the Work and shall include allowances for periods of time required for the Owner’s review and for approval of submissions by authorities having jurisdiction over the Project.
§ A.3.9.2 The Design-Builder shall prepare and keep current a schedule of submittals required by the Design-Build Documents.
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§ A.3.9.3 The Design-Builder shall perform the Work in general accordance with the most recent schedules submitted to the Owner.
§ A.3.9.4 Recurrent failure of the Design-Builder to submit or keep current the Project schedule as required by conditions of the Work, shall be grounds for withholding of payments due the Design-Builder by the Owner, until such Project schedule is provided. In the event that the Design-Builder fails to maintain, update and provide the Owner and Development Manager with copies of the Project schedule required by the Contract Documents, the Owner shall have the right, in addition to its other rights and remedies, to engage a competent professional to prepare and/or maintain such Project schedule, at the Design-Builder’s expense, and the Design-Builder and all Contractors and Subcontractors shall cooperate fully in such activity.
§ A.3.9.5 In the event that the Owner determines that the performance of the Work, as of any date, has not progressed or reached the level of completion contemplated by the Milestones set out in the Contract Documents as of such date and the scheduled delivery and/or substantial completion dates are clearly in jeopardy, the Owner shall have the right to order the Design-Builder to take corrective measures necessary to expedite the progress of construction (“Extraordinary Measures”), including without limitation: (1) working additional shifts or overtime; (2) supplying additional manpower, equipment, and facilities; and (3) other similar measures. Such Extraordinary Measures shall continue until the progress of the Work as of the pertinent date complies with the stage of completion contemplated by the Contract Documents as of such date.
§ A.3.9.6 In addition, Design-Builder shall perform the Work in accordance with the construction milestones set forth on Exhibit D to the Contract (A141). In the event the Design-Builder fails to keep the Construction Milestones, the Design-Builder shall notify the Owner and the Development Manager of such failure and shall propose an “Action Plan” to the Owner and the Development Manager that would result in a timely delivery of the Project in accordance with the Project schedule. The Owner’s rights to receive an Action Plan shall be in addition to, and not in derogation of, any other rights of the Owner.
§ A.3.10 DOCUMENTS AND SAMPLES AT THE SITE
§ A.3.10.1 The Design-Builder shall maintain at the site for the Owner one record copy of the drawings, specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record field changes and selections made during construction, and one record copy of approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be delivered to the Owner upon completion of the Work.
§ A.3.10.2 During the progress of the Work, the Design-Builder shall also keep on file at the site a complete and separate set of black line prints of the Drawings and Specifications on which shall be accurately and promptly noted, as the Work progresses, the following: (1) the progress of the Work installed; and (2) all revisions (including, without limitation, revisions to partition locations, plumbing, heating and ventilation, electrical work and site utility lines, and fire protection systems) wherever the Work installed is other than as shown on the Contract Drawings, or described in the Specifications. The Design-Builder shall be responsible for assuring that of the progress of the Work and the revisions are delineated by the specific trade involved.
§ A.3.10.3 At the completion of the Work the Design-Builder shall submit to the Development Manager and Owner for approval by them, complete sets of as-built drawings as required under the Contract Documents. The Design-Builder shall prepare three (3) complete sets of manufacturer’s catalogs, instructions, and other similar data, including, without limitation, the necessary photographic cuts, diagrams, value charts, and similar material, covering all mechanical and manually operated devices furnished and/or installed in any permanent structure. This information is intended to serve to instruct and assist maintenance personnel in the care, operation, maintenance and repair of all such devices. The above copies shall be delivered to the Owner prior to Final Payment.
§ A.3.11 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES
§ A.3.11.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Design-Builder or a Contractor, Subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.
§ A.3.11.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Design-Builder to illustrate materials or equipment for some portion of the Work.
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§ A.3.11.3 Samples are physical examples that illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.
§ A.3.11.4 Shop Drawings, Product Data, Samples and similar submittals are not Design-Build Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required by the Design-Build Documents the way by which the Design-Builder proposes to conform to the Design-Build Documents.
§ A.3.11.5 The Design-Builder shall review for compliance with the Design-Build Documents and approve and submit to the Owner only those Shop Drawings, Product Data, Samples and similar submittals required by the Design-Build Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors.
§ A.3.11.6 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Design-Builder represents that the Design-Builder has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Design-Build Documents.
§ A.3.11.7 Submittals shall not be used as a substitution for Change Orders, the substitution of materials or manufacturer or other procedures required by the Contract Documents and shall not constitute approval or authorization for change in the Contract Documents which change may be made only through an approved Change Order or directive in accordance with the Contract.
§ A.3.12 USE OF SITE
§ A.3.12.1 The Design-Builder shall confine operations at the site to areas permitted by law, ordinances, permits and the Design-Build Documents, and shall not unreasonably encumber the site with materials or equipment.
§ A.3.13 CUTTING AND PATCHING
§ A.3.13.1 The Design-Builder shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.
§ A.3.13.2 The Design-Builder shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction or by excavation. The Design-Builder shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Design-Builder shall not unreasonably withhold from the Owner or a separate contractor the Design-Builder’s consent to cutting or otherwise altering the Work.
§ A.3.13.3 The Design-Builder shall locate, protect and save from injury utilities of all kinds, either above or below grade, inside or outside of any structure, found in the areas affected by its work. The Design-Builder shall be responsible for all damage caused to such utility by the operation of equipment, or delivery of materials, or as the direct or indirect result of any of its work and shall repair all such damages at its expense and as part of the work included in the Contract Documents. The Contractor shall not be entitled to any increase in the Cost of the Work or the Contract Time on account of such damage to any utility.
§ A.3.14 CLEANING UP
§ A.3.14.1 The Design-Builder shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Design-Build Contract. At completion of the Work, the Design-Builder shall remove from and about the Project waste materials, rubbish, the Design-Builder’s tools, construction equipment, machinery and surplus materials.
§ A.3.14.2 If the Design-Builder fails to clean up as provided in the Design-Build Documents, the Owner may do so and the cost thereof shall be charged to the Design-Builder.
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§ A.3.15 ACCESS TO WORK
§ A.3.15.1 The Design-Builder shall provide the Owner and Development Manager access to the Work in preparation and progress wherever located.
§ A.3.16 ROYALTIES, PATENTS AND COPYRIGHTS
§ A.3.16.1 The Design-Builder shall pay all royalties and license fees. The Design-Builder shall defend suits or claims for infringement of copyrights and patent rights or other intellectual property and shall hold the Owner harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required or where the copyright violations are contained in drawings, specifications or other documents prepared by or furnished to the Design-Builder by the Owner. However, if the Design-Builder has reason to believe that the required design, process or product is an infringement of a copyright or a patent or other intellectual property, the Design-Builder shall be responsible for such loss unless such information is promptly furnished to the Owner.
§ A.3.17 INDEMNIFICATION
§ A.3.17.1 To the fullest extent permitted by law, the Design-Builder shall defend, indemnify and hold harmless the Owner, OSI Pharmaceuticals, Inc., Development Manager, WIDA, Owner’s consultants, and agents and employees of any of them (the “Indemnitees”) from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance or lack of performance of the Work, including without limitation: (i) all liability, claims and demands on account of injury to persons, including death resulting therefrom, and damage to property arising out of the performance, or lack of performance, by Design-Builder and all Contractors and Subcontractors, their respective employees and agents (the “Indemnitors”), (ii) from and against all claims, obligations, fines, liens, penalties, actions, damages, liabilities, costs, charges and expenses in connection with and/or due to any accident or event in or about the Project site, due to any fraudulent, wrongful, negligent, willful act, error, omission, breach of contract, or infringement of any patent right, by any of the Indemnitors, (iii) from any claim, cost, loss, damage, expense or liability, including legal fees, which it might incur by reason of any action, law suit or proceeding arising out of a failure to work in accordance with any requirement or provision of OSHA, and from any costs, fines, penalties levied by any governmental authority, and the legal expenses incurred in connection therewith, which the Indemnitees may suffer by reason of the Indemnitors’ failure to work in accordance with any requirement or provision of this Contract, OSHA or Owner, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death or to injury to or destruction of tangible property other than the Work itself, but only to the extent caused by the negligent acts or omissions of the Indemnitor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge or reduce other rights or obligations of indemnity that would otherwise exist as to a party or person described in this Section A.3.17.
§ A.3.17.2 In claims against any person or entity indemnified under this Section A.3.17 by an employee of the Design-Builder, the Architect, a Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Section A.3.17.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Design-Builder, the Architect or a Contractor or a Subcontractor under workers’ compensation acts, disability benefit acts or other employee benefit acts.
§ A.3.17.3 The provisions of paragraphs A.3.16 and A.3.17 shall survive substantial and final completion of the Work, and the termination or expiration of this Contract and no payment or partial payment, nor the issuance of any certificate of substantial completions, shall waive or release any rights afforded by this Section A.3.17.
ARTICLE A.4 DISPUTE RESOLUTION

§ A.4.1 CLAIMS AND DISPUTES
§ A.4.1.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Design-Build Contract terms, payment of money, extension of time or other relief with respect to the terms of the Design-Build Contract. The term “Claim” also includes other disputes and matters in question between the Owner and Design-Builder arising out of or relating to the Design-Build Contract. Claims must be initiated by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.
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§ A.4.1.2 Time Limits on Claims. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be initiated by written notice to the other party.
§ A.4.1.3 Continuing Performance. Pending final resolution of a Claim, except as otherwise agreed in writing or as provided in Section A.9.7.1 and Article A.14, the Design-Builder shall proceed diligently with performance of the Design-Build Contract and the Owner shall continue to make payments in accordance with the Design-Build Documents.
§ A.4.1.4 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Design-Build Documents or (2) unknown physical conditions of an unusual nature which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Design-Build Documents, then the observing party shall give notice to the other party (with copies to the Development Manager) promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Owner or development manager shall promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Design-Builder’s cost of, or time required for, performance of any part of the Work, shall negotiate with the Design-Builder an equitable adjustment in the Contract Sum or Contract Time, or both. If the Owner determines that the conditions at the site are not materially different from those indicated in the Design-Build Documents and that no change in the terms of the Design-Build Contract is justified, the Owner or development manager shall so notify the Design-Builder in writing, stating the reasons. Claims by the Design-Builder in opposition to such determination must be made within 21 days after the Owner has given notice of the decision. If the conditions encountered are materially different, the Contract Sum and Contract Time shall be equitably adjusted, but if the Owner and Design-Builder cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall proceed pursuant to Section A.4.2. All claims for delay arising from such conditions shall be barred if notice is not given within such twenty one (21) day period, and a claim made within seven (7) days thereafter.
§ A.4.1.5 Claims for Additional Cost. If the Design-Builder wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section A.10.6.
§ A.4.1.6 If the Design-Builder believes additional cost is involved for reasons including but not limited to (1) an order by the Owner to stop the Work where the Design-Builder was not at fault, (2) a written order for the Work issued by the Owner, (3) failure of payment by the Owner, (4) termination of the Design-Build Contract by the Owner, (5) Owner’s suspension or (6) other reasonable grounds, Claim shall be filed in accordance with this Section A.4.1.
§ A.4.1.7 Claims for Additional Time
§ A.4.1.7.1 If the Design-Builder wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Design-Builder’s Claim shall include an estimate of the time and its effect on the progress of the Work. In the case of a continuing delay, only one Claim is necessary. Claim for delay may only be made if delay adversely affects the critical path of the Design-Builder’s schedule and adversely affects a portion of the Work that must be completed as scheduled to avoid delay to the substantial completion of the Work as a whole.
§ A.4.1.7.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction.
§ A.4.1.7.3 Extensions of time will not be granted for delays caused by inadequate construction forces, or the failure of the Design-Builder to place orders for equipment or materials sufficiently in advance to ensure delivery when needed.
§ A.4.1.8 Injury or Damage to Person or Property. If either party to the Design-Build Contract suffers injury or damage to person or property because of an act or omission of the other party or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.
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§ A.4.1.9 If unit prices are stated in the Design-Build Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Design-Builder, the applicable unit prices shall be equitably adjusted.
§ A.4.1.10 Claims for Consequential Damages. Design-Builder and Owner waive Claims against each other for consequential damages arising out of or relating to the Design-Build Contract. This mutual waiver includes:
.1	damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

.2	damages incurred by the Design-Builder for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.
This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article A.14. Nothing contained in this Section A.4.1.10 shall be deemed to preclude an award of liquidated direct damages, when applicable, in accordance with the requirements of the Design-Build Documents.
§ A.4.1.11 If the enactment or revision of codes, laws or regulations or official interpretations which govern the Project cause an increase or decrease of the Design-Builder’s cost of, or time required for, performance of the Work, the Design-Builder shall be entitled to an equitable adjustment in Contract Sum or Contract Time. If the Owner and Design-Builder cannot agree upon an adjustment in the Contract Sum or Contract Time, the Design-Builder shall submit a Claim pursuant to Section A.4.1.
§ A.4.2 RESOLUTION OF CLAIMS AND DISPUTES
§ A.4.2.1 Decision by Neutral. If the parties have identified a Neutral in Section 6.1 of the Agreement or elsewhere in the Design-Build Documents, then Claims, excluding those arising under Sections A.10.3 through A.10.5, shall be referred initially to the Neutral for decision. An initial decision by the Neutral shall be required as a condition precedent to mediation of all Claims between the Owner and Design-Builder arising prior to the date final payment is due, unless 30 days have passed after the Claim has been referred to the Neutral with no decision having been rendered by the Neutral. Unless the Neutral and all affected parties agree, the Neutral will not decide disputes between the Design-Builder and persons or entities other than the Owner.
§ A.4.2.2 Decision by Owner. If the parties have not identified a Neutral in Section 6.1 of the Agreement or elsewhere in the Design-Build Documents then, except for those claims arising under Sections A.10.3 and A.10.5, the Owner shall provide an initial decision. An initial decision by the Owner shall be required as a condition precedent to mediation of all Claims between the Owner and Design-Builder arising prior to the date final payment is due, unless 30 days have passed after the Claim has been referred to the Owner with no decision having been rendered by the Owner.
§ A.4.2.3 The initial decision pursuant to Sections A.4.2.1 and A.4.2.2 shall be in writing, shall state the reasons therefore and shall notify the parties of any change in the Contract Sum or Contract Time or both. The initial decision shall be final and binding on the parties but subject first to mediation under Section A.4.3 and thereafter to such other dispute resolution methods as provided in Section 6.2 of the Agreement or elsewhere in the Design-Build Documents.
§ A.4.2.4 In the event of a Claim against the Design-Builder, the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Design-Builder’s default, the Owner may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy.
§ A.4.2.5 If a Claim relates to or is the subject of a mechanic’s lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to initial resolution of the Claim.
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§ A.4.3 MEDIATION
§ A.4.3.1 Any Claim arising out of or related to the Design-Build Contract, except those waived as provided for in Sections A.4.1.10, A.9.10.4 and A.9.10.5, shall, after initial decision of the Claim or 30 days after submission of the Claim for initial decision, be subject to mediation as a condition precedent to arbitration or the institution of legal or equitable or other binding dispute resolution proceedings by either party.
§ A.4.3.2 The parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect at the time of the mediation. Request for mediation shall be filed in writing with the other party to the Design-Build Contract and with the American Arbitration Association. The request may be made concurrently with the filing of a demand for arbitration or other binding dispute resolution proceedings but, in such event, mediation shall proceed in advance thereof or of legal or equitable proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order.
§ A.4.3.3 The parties shall share the mediator’s fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.
§ A.4.4 ARBITRATION
§ A.4.4.1 Claims, except those waived as provided for in Sections A.4.1.10, A.9.10.4 and A.9.10.5, for which initial decisions have not become final and binding, and which have not been resolved by mediation but which are subject to arbitration pursuant to Sections 6.2 and 6.3 of the Agreement or elsewhere in the Design-Build Documents, shall be decided by arbitration which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect at the time of the arbitration. The demand for arbitration shall be filed in writing with the other party to the Design-Build Contract and with the American Arbitration Association. The parties agree that any award issued by the American Arbitration Association shall be a reasoned award and provide, in writing, an explanation of any finding and rulings contained in the award.
§ A.4.4.2 A demand for arbitration may be made no earlier than concurrently with the filing of a request for mediation, but in no event shall it be made after the date when institution of legal or equitable proceedings based on such Claim would be barred by the applicable statute of limitations as determined pursuant to Section A.13.6.
§ A.4.4.3 An arbitration pursuant to this Section A.4.4 may be joined with an arbitration involving common issues of law or fact between the Owner or Design-Builder and any person or entity with whom the Owner or Design-Builder has a contractual obligation to arbitrate disputes which does not prohibit consolidation or joinder. No other arbitration arising out of or relating to the Design-Build Contract shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to the Design-Build Contract or not a party to an agreement with the Owner or Design-Builder, except by written consent containing a specific reference to the Design-Build Contract signed by the Owner and Design-Builder and any other person or entities sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to the Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof. Notwithstanding the foregoing, Design-Builder shall include an arbitration provision in all contracts it enters into with Contractors.
§ A.4.4.4 Claims and Timely Assertion of Claims. The party filing a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded.
§ A.4.4.5 Judgment on Final Award. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.
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ARTICLE A.5 AWARD OF CONTRACTS
§ A.5.1 Unless otherwise stated in the Design-Build Documents or the bidding or proposal requirements, the Design-Builder, as soon as practicable after award of the Design-Build Contract, shall furnish in writing to the Owner the names of additional persons or entities not originally included in the Design-Builder’s proposal or in substitution of a person or entity (including those who are to furnish design services or materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Owner will promptly reply to the Design-Builder in writing stating whether or not the Owner has reasonable objection to any such proposed additional person or entity. Failure of the Owner to reply promptly shall constitute notice of no reasonable objection. The Owner shall have the right to investigate any proposed Contractor or material supplier, but shall have no duty to do so.
§ A.5.2 The Design-Builder shall not contract with a proposed person or entity to whom which the Owner has made reasonable and timely objection. The Design-Builder shall not be required to contract with anyone to whom the Design-Builder has made reasonable objection.
§ A.5.3 If the Owner (in consultation with Development Manager) has reasonable objection to a person or entity proposed by the Design-Builder, the Design-Builder shall propose another to whom the Owner has no reasonable objection. If the proposed but rejected additional person or entity was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute person’s or entity’s Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Design-Builder has acted promptly and responsively in submitting names as required.
§ A.5.4 The Design-Builder shall not change a person or entity previously selected if the Owner makes reasonable objection to such substitute.
§ A.5.5 CONTINGENT ASSIGNMENT OF CONTRACTS
§ A.5.5.1 Each agreement for a portion of the Work is assigned by the Design-Builder to the Owner provided that:
.1	assignment is effective only after termination of the Design-Build Contract by the Owner for cause pursuant to Section A.14.2 and only for those agreements which the Owner accepts by notifying the contractor in writing; and

.2	assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Design-Build Contract.
§ A.5.5.2 Upon such assignment, if the Work has been suspended for more than 30 days, the Contractor’s compensation shall be equitably adjusted for increases in cost resulting from the suspension.
ARTICLE A.6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

§ A.6.1 OWNER’S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS
§ A.6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces and to award separate contracts in connection with other portions of the Project or other construction or operations on the site. The Design-Builder shall cooperate with the Owner and separate contractors whose work might interfere with the Design-Builder’s Work. If the Design-Builder claims that delay or additional cost is involved because of such action by the Owner, the Design-Builder shall make such Claim as provided in Section A.4.1.
§ A.6.1.2 The term “separate contractor” shall mean any contractor retained by the Owner pursuant to Section A.6.1.1.
§ A.6.1.3 The Owner shall provide for coordination of the activities of the Owner’s own forces and of each separate contractor with the work of the Design-Builder, who shall cooperate with them. The Design-Builder shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Design-Builder shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Design-Builder, separate contractors and the Owner until subsequently revised.
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§ A.6.2 MUTUAL RESPONSIBILITY
§ A.6.2.1 The Design-Builder shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Design-Builder’s construction and operations with theirs as required by the Design-Build Documents.
§ A.6.2.2 If part of the Design-Builder’s Work depends for proper execution or results upon design, construction or operations by the Owner or a separate contractor, the Design-Builder shall, prior to proceeding with that portion of the Work, promptly report to the Owner apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Design-Builder so to report shall constitute an acknowledgment that the Owner’s or separate contractor’s completed or partially completed construction is fit and proper to receive the Design-Builder’s Work, except as to defects not then reasonably discoverable.
§ A.6.2.3 The Owner shall be reimbursed by the Design-Builder for costs incurred by the Owner which are payable to a separate contractor because of delays, improperly timed activities or defective construction of the Design-Builder. The Owner shall be responsible to the Design-Builder for costs incurred by the Design-Builder because of delays, improperly timed activities, damage to the Work or defective construction of a separate contractor.
§ A.6.2.4 The Design-Builder shall promptly remedy damage wrongfully caused by the Design-Builder to completed or partially completed construction or to property of the Owner or separate contractors.
§ A.6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described in Section A.3.13.
§ A.6.3 OWNER’S RIGHT TO CLEAN UP
§ A.6.3.1 If a dispute arises among the Design-Builder, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Owner shall allocate the cost among those responsible.
ARTICLE A.7 CHANGES IN THE WORK

§ A.7.1 GENERAL
§ A.7.1.1 Changes in the Work may be accomplished after execution of the Design-Build Contract, and without invalidating the Design-Build Contract, by Change Order or Construction Change Directive, subject to the limitations stated in this Article A.7 and elsewhere in the Design-Build Documents. All requests by Design-Builder for a Change Order shall be made to both Owner and Development Manager, so that Development Manager can advise Owner about the proposed Change Order.
§ A.7.1.2 A Change Order shall be based upon agreement between the Owner and Design-Builder. A Construction Change Directive may be issued by the Owner with or without agreement by the Design-Builder.
§ A.7.1.3 Changes in the Work shall be performed under applicable provisions of the Design-Build Documents, and the Design-Builder shall proceed promptly, unless otherwise provided in the Change Order or Construction Change Directive.
§ A.7.2 CHANGE ORDERS
§ A.7.2.1 A Change Order is a written instrument signed by the Owner and Design-Builder stating their agreement upon all of the following:
.1	a change in the Work;

.2	the amount of the adjustment, if any, in the Contract Sum; and

.3	the extent of the adjustment, if any, in the Contract Time.
§ A.7.2.2 If the Owner requests a proposal for a change in the Work from the Design-Builder and subsequently elects not to proceed with the change, a Change Order shall be issued to reimburse the Design-Builder for any costs incurred for estimating services, design services or preparation of proposed revisions to the Design-Build Documents.
§ A.7.2.3 Methods used in determining adjustments to the Contract Sum shall include those listed in Section A.7.3.3.
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§ A.7.3 CONSTRUCTION CHANGE DIRECTIVES
§ A.7.3.1 A Construction Change Directive is a written order signed by the Owner directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Design-Build Contract, order changes in the Work within the general scope of the Design-Build Documents consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.
§ A.7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.
§ A.7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:
.1	mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

.2	unit prices stated in the Design-Build Documents or subsequently agreed upon, or equitably adjusted as provided in Section A.4.1.9;

.3	cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

.4	as provided in Section A.7.3.6.
§ A.7.3.4 Upon receipt of a Construction Change Directive, the Design-Builder shall promptly proceed with the change in the Work involved and advise the Owner of the Design-Builder’s agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.
§ A.7.3.5 A Construction Change Directive signed by the Design-Builder indicates the agreement of the Design-Builder therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.
§ A.7.3.6 If the Design-Builder does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Owner on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Section A.7.3.3.3, the Design-Builder shall keep and present, in such form as the Owner may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Design-Build Documents, costs for the purposes of this Section A.7.3.6 shall be limited to the following:
.1	additional costs of professional services;

.2	costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers’ compensation insurance;

.3	costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

.4	rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Design-Builder or others;

.5	costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and

.6	additional costs of supervision and field office personnel directly attributable to the change.
§ A.7.3.7 The amount of credit to be allowed by the Design-Builder to the Owner for a deletion or change that results in a net decrease in the Contract Sum shall be actual net cost. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.
§ A.7.3.8 Pending final determination of the total cost of a Construction Change Directive to the Owner, amounts not in dispute for such changes in the Work shall be included in Applications for Payment accompanied by a Change Order indicating the parties’ agreement with part or all of such costs. For any portion of such cost that remains in dispute, the Owner shall make an interim determination for purposes of monthly payment for those costs. That determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of the Design-Builder to disagree and assert a Claim in accordance with Article A.4.
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§ A.7.3.9 When the Owner and Design-Builder reach agreement concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.
§ A.7.4 MINOR CHANGES IN THE WORK
§ A.7.4.1 The Owner shall have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Design-Build Documents. Such changes shall be effected by written order and shall be binding on the Design-Builder. The Design-Builder shall carry out such written orders promptly.
§ A,7.5 CHANGE ORDER REQUESTS
§ A.7.5.1 Owner may propose Changes in the Work by issuing supplementary instructions to the Design-Builder describing the Change and requesting from the Design-Builder the submission of a Change Order Request. Where time does not permit the processing of a Change Order prior to commencing the Work, Design-Builder shall, upon written order from the Owner, proceed with the Work while concurrently proceeding with preparation and submission of a Change Order Request.
§ A.7.5.2 Within five (5) days of receipt of supplemental instructions or a written order to proceed with a Change in the Work, Design-Builder shall provide to the Owner a preliminary estimate of any change in the Contract Sum or Contract Time for such Change in the Work. In no more than fifteen (15) days thereafter, Design-Builder shall submit a Change Order Request to the Owner indicating the requested adjustment in the Contract Sum and Contract Time, if any, justified with an itemization of all costs of labor, materials, supplies, equipment and reasonable overhead and profit. Any request for an extension of time shall be justified by reference to the then current construction schedule. If no Change Order Request is submitted by Design-Builder within twenty (20) days of the initial Owner request therefore, and the Design-Builder does not submit such Change Order Request within five (5) days after written notice from the Owner to the Design-Builder following the expiration of such twenty (20) day period, it shall be conclusively presumed that the Change proposed in the supplementary instructions to the Design-Builder will not result in an increase in the Contract Sum or in the Contract Time and that the Design-Builder will perform the Work without any such increases. If Design-Builder is unable to submit the above information within the specified time limit, it shall notify the Owner in writing, setting forth for approval a date by which it will submit the information as well as a schedule for the performance of the Work.
§ A.7.5.3 Upon Owner’s acceptance of a Change Order Request, the Design-Builder shall prepare a Change Order for execution by the Owner and the Design-Builder adjusting the Contract Sum and Contract Time.
§ A.7.5.4 In the event that the Owner and Design-Builder do not agree on an adjustment in the Contract Sum or a change in the Contract Time, Design-Builder shall perform such work and the adjustment to the Contract Sum and Contract Time shall be submitted to arbitration unless such Change has been authorized by a Change Order executed in accordance with the Contract Documents.
§ A.7.5.5 No changes in the Work shall be the basis of an addition to the Contract Sum or a change in the Contract Time unless such Change has been authorized by a Change Order executed in accordance with the Contract Documents.
ARTICLE A.8 TIME

§ A.8.1 DEFINITIONS
§ A.8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Design-Build Documents for Substantial Completion of the Work.
§ A.8.1.2 The date of commencement of the Work shall be the date stated in the Agreement unless provision is made for the date to be fixed in a notice to proceed issued by the Owner.
§ A.8.1.3 The date of Substantial Completion is the date determined by the Owner in accordance with Section A.9.8.
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§ A.8.1.4 The term “day” as used in the Design-Build Documents shall mean calendar day unless otherwise specifically defined.
§ A.8.2 PROGRESS AND COMPLETION
§ A.8.2.1 Time limits stated in the Design-Build Documents are of the essence of the Design-Build Contract. By executing the Design-Build Contract, the Design-Builder confirms that the Contract Time is a reasonable period for performing the Work.
§ A.8.2.2 The Design-Builder shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence construction operations on the site or elsewhere prior to the effective date of insurance required by Article A.11 to be furnished by the Design-Builder and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by the Design-Build Documents or a notice to proceed given by the Owner, the Design-Builder shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic’s liens and other security interests.
§ A.8.2.3 The Design-Builder shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.
§ A.8.3 DELAYS AND EXTENSIONS OF TIME
§ A.8.3.1 If the Design-Builder is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Design-Builder’s control, or by delay authorized by the Owner pending resolution of disputes pursuant to the Design-Build Documents, or by other causes which the Owner determines may justify delay (collectively, “Force Majeure”), then the Contract Time shall be extended by Change Order for such reasonable time as the Owner may determine. Contractor shall give written notice of any such delay to Owner and Development Manager within five (5) business days of Contractor’s knowledge of the occurrence of such event. Notwithstanding anything to the contrary in this Section A.8.3.1, Force Majeure shall not excuse (i) Design-Builder’s failure to the extent the event of Force Majeure in question was caused by the negligent or intentional act or failure to act in violation of a contractual duty under this Agreement by Design-Builder; (ii) any material, equipment, or labor shortage that could have been reasonably anticipated, or (iii) a delay that could have been limited or avoided by timely notice to Owner and Development Manager of the delay. Each Major Contract (as defined below) shall provide that the Major Contractor has confirmed, to the best of its knowledge, that there are no material, equipment or labor shortages that will prevent its timely performance under the Major Contract. To the extent such Major Contractor cannot so confirm, Design-Builder shall notify Owner and Development Manager. “Major Contract” shall be defined as a contract for portions of the Work valued in excess of **.
§ A.8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Section A.4.1.7.
§ A.8.3.3 This Section A.8.3 does not preclude recovery of damages for delay by either party under other provisions of the Design-Build Documents.
§ A.8.3.4 In the event of any delay in the process of the Work, the Design-Builder shall promptly update all construction schedules and schedules of values.
ARTICLE A.9 PAYMENTS AND COMPLETION

§ A.9.1 CONTRACT SUM
§ A.9.1.1 The Contract Sum is stated in the Design-Build Documents and, including authorized adjustments, is the total amount payable by the Owner to the Design-Builder for performance of the Work under the Design-Build Documents.
§ A.9.2 SCHEDULE OF VALUES
§ A.9.2.1 Before the first Application for Payment, where the Contract Sum is based upon a Stipulated Sum or the Cost of the Work plus Contractor’s Fee with a Guaranteed Maximum Price, the Design-Builder shall submit to the Owner an initial schedule of values allocated to various portions of the Work prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule, unless objected to by the Owner, shall be used as a basis for reviewing the Design-Builder’s Applications for Payment. The schedule of values may be updated periodically to reflect changes in the allocation of the Contract Sum.

**	This portion has been redacted pursuant to a confidential treatment request.
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§ A.9.3 APPLICATIONS FOR PAYMENT
§ A.9.3.1 In accordance with Section 5.1., the Design-Builder shall submit to the Owner an itemized Application for Payment for operations completed in accordance with the current schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Design-Builder’s right to payment as the Owner may require, such as copies of requisitions from Contractors and material suppliers, and reflecting retainage if provided for in the Design-Build Documents:
§ A.9.3.1.1 As provided in Section A.7.3.8, such applications may include requests for payment on account of Changes in the Work which have been properly authorized by Construction Change Directives but are not yet included in Change Orders.
§ A.9.3.1.2 Such applications may not include requests for payment for portions of the Work for which the Design-Builder does not intend to pay to a Contractor or material supplier or other parties providing services for the Design-Builder, unless such Work has been performed by others whom the Design-Builder intends to pay.
§ A.9.3.2 Unless otherwise provided in the Design-Build Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Design-Builder with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.
§ A.9.3.3 The Design-Builder warrants that title to all Work other than Instruments of Service covered by an Application for Payment will pass to the Owner no later than the time of payment. The Design-Builder further warrants that, upon submittal of an Application for Payment, all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Design-Builder’s knowledge, information and belief, be free and clear of liens, Claims, security interests or encumbrances in favor of the Design-Builder, Contractors, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work. The filing by any person or entity of a notice of mechanic’s lien against the Project with respect to Work as to which the Owner has previously paid the Design-Builder (less any retainage or permitted offset) shall constitute a default if not bonded off, discharged or recorded, or satisfied within thirty (30) days after the Owner notifies the Design-Builder thereof. In the event of such a default, the Owner, without prejudice to any other right or remedy, shall have the right but not the obligation to pay, settle, or compromise such lien as it deems appropriate, and the Owner shall have no liability to the Design-Builder in respect of such payment, settlement, or compromise, and shall have the right to offset the cost thereof (including without limitation reasonable attorney’s fees and other costs) against the next payment to the Design-Builder.
§ A.9.3.4 Prior to each Application for Payment and as a condition to submission thereof, the Design-Builder shall submit to the Development Manager for review accurate and legible working copies of up-to-date record drawings of the Work, reflecting all changes in the Work effected in construction to date. Prior to final completion, working drawings maintained in an orderly fashion at the site office may be used for such purpose. A final, fully consolidated set of sepias shall be submitted as a condition to final completion. The Design-Builder shall make such drawings available to the Owner for duplication during the progress of the Work and when reasonably requested by the Owner.
§ A.9.4 ACKNOWLEDGEMENT OF APPLICATION FOR PAYMENT
§ A.9.4.1 The Owner shall, within thirty (30) days after receipt of the Design-Builder’s Application for Payment, issue to the Design-Builder a written acknowledgement of receipt of the Design-Builder’s Application for Payment indicating the amount the Owner has determined to be properly due and, if applicable, the reasons for withholding payment in whole or in part.
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§ A.9.5 DECISIONS TO WITHHOLD PAYMENT
§ A.9.5.1 The Owner may withhold a payment in whole or in part to the extent reasonably necessary to protect the Owner due to the Owner’s determination that the Work has not progressed to the point indicated in the Application for Payment or that the quality of Work is not in accordance with the Design-Build Documents. The Owner may also withhold a payment or, because of subsequently discovered evidence, may nullify the whole or a part of an Application for Payment previously issued to such extent as may be necessary to protect the Owner from loss for which the Design-Builder is responsible, including loss resulting from acts and omissions, because of the following:
.1	defective Work not remedied;

.2	third-party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Design-Builder;

.3	failure of the Design-Builder to make payments properly to Contractors or for design services labor, materials or equipment;

.4	reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

.5	damage to the Owner or a separate contractor;

.6	reasonable evidence that the Work will not be completed within the Contract Time and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

.7	persistent failure to carry out the Work in accordance with the Design-Build Documents.

.8	rejection of the Work or any material part of the Work by any governmental or quasi-governmental authority having jurisdiction over the Project.
§ A.9.5.2 When the above reasons for withholding payment are removed, payment will be made for amounts previously withheld.
§ A.9.6 PROGRESS PAYMENTS
§ A.9.6.1 After the Owner has issued a written acknowledgement of receipt of the Design-Builder’s Application for Payment, the Owner shall make payment of the amount, in the manner and within the time provided in the Design-Build Documents. The Owner may refuse to make payment in whole or in part on any Certificate for Payment to the extent necessary in Development Manager’s judgment to correct or protect against any default of the Contractor, including but not limited to, those defaults set forth in Clauses 9.5.1.1 through 9.5.1.8. The Owner shall not be deemed in default by reasons of withholding payment of any amount which is up to two (2) times the amount which the Development Manager estimates to be necessary to protect against and correct any such default while such default remains uncured.
§ A.9.6.2 The Design-Builder shall promptly pay the Architect, each design professional and other consultants retained directly by the Design-Builder, upon receipt of payment from the Owner, out of the amount paid to the Design-Builder on account of each such party’s respective portion of the Work, the amount to which each such party is entitled.
§ A.9.6.3 The Design-Builder shall promptly pay each Contractor, upon receipt of payment from the Owner, out of the amount paid to the Design-Builder on account of such Contractor’s portion of the Work, the amount to which said Contractor is entitled, reflecting percentages actually retained from payments to the Design-Builder on account of the Contractor’s portion of the Work. The Design-Builder shall, by appropriate agreement with each Contractor, require each Contractor to make payments to Subcontractors in a similar manner.
§ A.9.6.4 The Owner shall have no obligation to pay or to see to the payment of money to a Contractor except as may otherwise be required by law.
§ A.9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Sections A.9.6.3 and A.9.6.4.
§ A.9.6.6 A progress payment, or partial or entire use or occupancy of the Project by the Owner, shall not constitute acceptance of Work not in accordance with the Design-Build Documents.
AIA Document A141™ — 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:50:57 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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§ A.9.6.7 Unless the Design-Builder provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Design-Builder for Work properly performed by Contractors and suppliers shall be held by the Design-Builder for those Contractors or suppliers who performed Work or furnished materials, or both, under contract with the Design-Builder for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not be commingled with money of the Design-Builder, shall create any fiduciary liability or tort liability on the part of the Design-Builder for breach of trust or shall entitle any person or entity to an award of punitive damages against the Design-Builder for breach of the requirements of this provision.
§ A.9.7 FAILURE OF PAYMENT
§ A.9.7.1 If for reasons other than those enumerated in Section A.9.5.1, the Owner does not issue a payment within the time period required by Section 5.1.3 of the Agreement, then the Design-Builder may, upon seven additional days’ written notice to the Owner, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Design-Builder’s reasonable costs of shutdown, delay and start-up, plus interest as provided for in the Design-Build Documents. Notwithstanding anything herein to the contrary, the Design-Builder may not stop the Work or make any claim as a result of any payment or portion thereof being properly withheld in accordance with Subparagraph 9.5.1 or Subparagraph 9.6.1. If the Design-Builder does order the Work stopped, or if the Work is stopped in whole or in part as a result of any payment or portion thereof being properly withheld, the Design-Builder shall be liable for any damages from delay or otherwise that arise because of such stoppage.
§ A.9.8 SUBSTANTIAL COMPLETION
§ A.9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Design-Build Documents and all final inspections have been passed successfully and all permits (including issuance of a temporary certificate of occupancy for such work) have been obtained, so that the Owner can occupy or use the Work or a portion thereof for its intended use. The following shall also be required as a condition to Substantial Completion: (i) all extra or stock items have been received by the Owner checked against the Design-Builder’s inventory, and stored in good condition in the on-site locations designated by the Owner, (ii) final readings have been take of all utility meters used for construction purposes, and all utility charges have been paid in full, (iii) all necessary instruction and training has been provided to the Owner’s personnel, as required by the Contract Documents, (iv) the Owner and the Design-Builder have agreed on all punch list items and the aggregate value thereof, (v) all warranties, operation manuals, material data sheets, and similar documents have been organized, indexed and delivered to the Owner, (vi) all project systems included in the Work are operational as designed, scheduled and commissioned, (vii) the only remaining Work shall be minor in nature so that (1) the building could be occupied without material inconvenience (affecting the Owner’s ability to use the buildings for its intended purposes), on that date; (2) the incomplete Work would not materially detract from the appearance of the Project as a completed facility; and (3) substantially all of the punchlist Work (excepting only items which due to season or their nature cannot be completed within such sixty (60) day period) can be completed within sixty (60) consecutive calendar days following the date of Substantial Completion, and (viii) final, fully consolidated, accurate and legible record drawings of the work on sepias.
§ A.9.8.2 When the Design-Builder considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Design-Builder shall prepare and submit to the Owner a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Design-Builder to complete all Work in accordance with the Design-Build Documents.
§ A.9.8.3 Upon receipt of the Design-Builder’s list, the Owner shall make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Owner’s inspection discloses any item, whether or not included on the Design-Builder’s list, which is not substantially complete, the Design-Builder shall complete or correct such item. In such case, the Design-Builder shall then submit a request for another inspection by the Owner to determine whether the Design-Builder’s Work is substantially complete.
§ A.9.8.4 In the event of a dispute regarding whether the Design-Builder’s Work is substantially complete, the dispute shall be resolved pursuant to Article A.4.
§ A.9.8.5 When the Work or designated portion thereof is substantially complete, the Design-Builder shall prepare for the Owner’s signature an Acknowledgement of Substantial Completion which, when signed by the Owner, shall establish (1) the date of Substantial Completion of the Work, (2) responsibilities between the Owner and Design-Builder for security, maintenance, heat, utilities, damage to the Work and insurance, and (3) the time within which the Design-Builder shall finish all items on the list accompanying the Acknowledgement. When the Owner’s inspection discloses that the Work or a designated portion thereof is substantially complete, the Owner shall sign the Acknowledgement of Substantial Completion. Warranties required by the Design-Build Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Acknowledgement of Substantial Completion.
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§ A.9.8.6 Upon execution of the Acknowledgement of Substantial Completion and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Design-Build Documents.
§ A.9.9 PARTIAL OCCUPANCY OR USE
§ A.9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Design-Builder, provided such occupancy or use is consented to by the insurer, if so required by the insurer, and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Design-Builder have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for completion or correction of the Work and commencement of warranties required by the Design-Build Documents. When the Design-Builder considers a portion substantially complete, the Design-Builder shall prepare and submit a list to the Owner as provided under Section A.9.8.2. Consent of the Design-Builder to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Design-Builder.
§ A.9.9.2 Immediately prior to such partial occupancy or use, the Owner and Design-Builder shall jointly inspect the area to be occupied or portion of the Work to be used to determine and record the condition of the Work.
§ A.9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not (i) constitute acceptance of Work not complying with the requirements of the Design-Build Documents, or (ii) relieve Design-Builder of responsibility for loss of damages arising from defects in, or malfunctioning of, any work, material or equipment nor from any other unfilled obligations of Design-Builder under the Contract Documents..
§ A.9.10 FINAL COMPLETION AND FINAL PAYMENT
§ A.9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Owner shall promptly make such inspection and, when the Owner finds the Work acceptable under the Design-Build Documents and fully performed, the Owner shall, subject to Section A.9.10.2, promptly make final payment to the Design-Builder.
§ A.9.10.2 Neither final payment nor any remaining retained percentage will become due until the Design-Builder submits to the Owner (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Design-Build Documents to remain in force after final payment is currently in effect and will not be cancelled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner, (3) a written statement that the Design-Builder knows of no substantial reason that the insurance will not be renewable to cover the period required by the Design-Build Documents, (4) consent of surety, if any, to final payment, (5) receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Design-Build Contract, to the extent and in such form as may be designated by the Owner, (6) a full set of reproducible as-built drawings, consisting of the Construction Documents marked by the Construction Manager to show all Change Orders, Construction Change Directive, field conditions, field deviations, and all other “as-built” conditions, and (7) a final certificate of occupancy for each of the buildings which are part of the Project. If a Contractor refuses to furnish a release or waiver required by the Owner, the Design-Builder may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Design-Builder shall refund to the Owner all money that the Owner may be liable to pay in connection with the discharge of such lien, including all costs and reasonable attorneys’ fees.
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§ A.9.10.3 If, after the Owner determines that the Design-Builder’s Work or designated portion thereof is substantially completed, final completion thereof is materially delayed through no fault of the Design-Builder or by issuance of a Change Order or a Construction Change Directive affecting final completion, the Owner shall, upon application by the Design-Builder, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Design-Build Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Design-Builder. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims. If final completion has not occurred within ** after Substantial Completion, other than for reasons not the fault of the Design-Builder, then, in addition to whatever rights it may have, the Owner shall have the right, upon ten (10) days additional notice to Design-Builder, to complete the Work and then receive payment for the reasonable cost thereof from the Design-Builder, and to offset any such costs from any payments remaining due to the Design-Builder.
§ A.9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:
.1	liens, Claims, security interests or encumbrances arising out of the Design-Build Documents and unsettled;

.2	failure of the Work to comply with the requirements of the Design-Build Documents; or

.3	terms of special warranties required by the Design-Build Documents.
§ A.9.10.5 Acceptance of final payment by the Design-Builder, a Contractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.
§ A.9.10.6 With the final Application for Payment, the Design-Builder shall submit a certification signed on its behalf, in form and substance reasonable acceptable to the Owner, certifying that the Work has been fully completed in accordance with the plans and specifications therefore.
ARTICLE A.10 PROTECTION OF PERSONS AND PROPERTY

§ A.10.1 SAFETY PRECAUTIONS AND PROGRAMS
§ A.10.1.1 The Design-Builder shall be responsible for initiating and maintaining all safety precautions and programs in connection with the performance of the Design-Build Contract.
§ A.10.2 SAFETY OF PERSONS AND PROPERTY
§ A.10.2.1 The Design-Builder shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:
.1	employees on the Work and other persons who may be affected thereby;

.2	the Work and materials and equipment to be incorporated therein, whether in storage on or off the site or under the care, custody or control of the Design-Builder or the Design-Builder’s Contractors or Subcontractors; and

.3	other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.
§ A.10.2.2 The Design-Builder shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.
§ A.10.2.2.1 If the Design-Builder fails to give such notices or fails to comply with such laws, ordinances, rules, regulations and lawful orders, it shall be liable for an shall indemnify and hold harmless. the Owner, OSI Pharmaceuticals, Inc., Development Manager and WIDA and their respective partners, principals, officers, shareholders, directors, employees, officers and agents, against any resulting fines, penalties, judgments, or damages, including reasonable attorney’s fees, imposed on or incurred by the parties indemnified hereunder.
§ A.10.2.3 The Design-Builder shall erect and maintain, as required by existing conditions and performance of the Design-Build Documents, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

**	This portion has been redacted pursuant to a confidential treatment request.
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§ A.10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Design-Builder shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.
§ A.10.2.5 The Design-Builder shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Design-Build Documents) to property referred to in Sections A.10.2.1.2 and A.10.2.1.3 caused in whole or in part by the Design-Builder, the Architect, a Contractor, a Subcontractor, or anyone directly or indirectly employed by any of them or by anyone for whose acts they may be liable and for which the Design-Builder is responsible under Sections A.10.2.1.2 and A.10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or anyone directly or indirectly employed by the Owner, or by anyone for whose acts the Owner may be liable, and not attributable to the fault or negligence of the Design-Builder. The foregoing obligations of the Design-Builder are in addition to the Design-Builder’s obligations under Section A.3.17.
§ A.10.2.6 The Design-Builder shall designate in writing to the Owner a responsible individual whose duty shall be the prevention of accidents.
§ A.10.2.7 The Design-Builder shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.
§ A.10.2.8 The Design-Builder shall promptly report to the Owner and Development Manager in writing all accidents arising out of or in connection with the Work that cause death, personal injury, or property damage. The report shall give full details, including statements of witnesses, hospital reports and other information in the possession of the Design-Builder. In addition, in the event of any serious injury or damage, the Design-Builder shall immediately notify the Owner and Development Manager by telephone of such accident.
§ A.10.3 HAZARDOUS MATERIALS
§ A.10.3.1 If reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Design-Builder, the Design-Builder shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner.
§ A.10.3.2 The Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Design-Builder and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Design-Build Documents, the Owner shall furnish in writing to the Design-Builder the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Design-Builder shall promptly reply to the Owner in writing stating whether or not the Design-Builder has reasonable objection to the persons or entities proposed by the Owner. If the Design-Builder has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Design-Builder has no reasonable objection. When the material or substance has been rendered harmless, work in the affected area shall resume upon written agreement of the Owner and Design-Builder. The Contract Time shall be extended appropriately, and the Contract Sum shall be increased in the amount of the Design-Builder’s reasonable additional costs of shutdown, delay and start-up, which adjustments shall be accomplished as provided in Article A.7.
§ A.10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Design-Builder, Contractors, Subcontractors, Architect, Architect’s consultants and the agents and employees of any of them from and against Claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance exists on site as of the date of the Agreement, is not disclosed in the Design-Build Documents and presents the risk of bodily injury or death as described in Section A.10.3.1 and has not been rendered harmless, provided that such Claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death or to injury to or destruction of tangible property (other than the Work itself) to the extent that such damage, loss or expense is not due to the negligence of the Design-Builder, Contractors, Subcontractors, Architect, Architect’s consultants and the agents and employees of any of them. The Design-Builder agrees to indemnify, defend and hold the Owner, OSI Pharmaceuticals, Inc., the Development Manager and WIDA and their agents, employees, principals, officers, shareholders, directors and consultants harmless from and against any and all claims, suits, demands, losses and expenses, including attorney’s fees and all legal expenses incurred on appeal accruing or resulting to any and all persons, firms or any legal entity on account of any damage or loss to property or persons, including death, arising out of portions of the Work, which contain injurious amounts of Hazardous Materials not required by Contract and brought onsite by Design-Builder, except to the extent that the indemnified party is found to be liable for such damages or losses by a court of competent jurisdiction.
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§ A.10.4 The Owner shall not be responsible under Section A.10.3 for materials and substances brought to the site by the Design-Builder unless such materials or substances were required by the Design-Build Documents.
§ A.10.5 If, without negligence on the part of the Design-Builder, the Design-Builder is held liable for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Design-Build Documents, the Owner shall indemnify the Design-Builder for all cost and expense thereby incurred.
§ A.10.6 EMERGENCIES
§ A.10.6.1 In an emergency affecting safety of persons or property, the Design-Builder shall act, at the Design-Builder’s discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Design-Builder on account of an emergency shall be determined as provided in Section A.4.1.7 and Article A.7.
ARTICLE A.11 INSURANCE AND BONDS
§ A.11.1 Except as may otherwise be set forth in the Agreement or elsewhere in the Design-Build Documents, the Owner and Design-Builder shall purchase and maintain the following types of insurance with limits of liability and deductible amounts and subject to such terms and conditions, as set forth in this Article A.11.
§ A.11.2 DESIGN-BUILDER’S LIABILITY INSURANCE
§ A.11.2.1 The Design-Builder shall purchase from and maintain in a company or companies lawfully authorized to do business in the State of New York and having an A.M. Best’s rating of at least A-/VIII, such insurance as will protect the Design-Builder from claims set forth below that may arise out of or result from the Design-Builder’s operations under the Design-Build Contract and for which the Design-Builder may be legally liable, whether such operations be by the Design-Builder, by a Contractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:
.1	claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;

.2	claims for damages because of bodily injury, occupational sickness or disease, or death of the Design-Builder’s employees;

.3	claims for damages because of bodily injury, sickness or disease, or death of any person other than the Design-Builder’s employees;

.4	claims for damages insured by usual personal injury liability coverage;

.5	claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

.6	claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;

.7	claims for bodily injury or property damage arising out of completed operations; and

.8	claims involving contractual liability insurance applicable to the Design-Builder’s obligations under Section A.3.17.
§ A.11.2.2 The insurance required by Section A.11.2.1 shall be written for not less than limits of liability specified in Exhibit C of the Design-Build Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.
§ A.11.2.3 Certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These certificates and the insurance policies required by this Section A.11.2 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Section A.9.10.2. Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Design-Builder with reasonable promptness in accordance with the Design-Builder’s information and belief.
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§ A.11.3 OWNER’S LIABILITY INSURANCE
§ A.11.3.1 The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance, which shall be non-contributory to the insurance provided by the Contractor.
§ A.11.4 PROPERTY INSURANCE
§ A.11.4.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder’s risk, “all-risk” or equivalent policy form in the amount of the initial Contract Sum, plus the value of subsequent Design-Build Contract modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis with a deductible not to exceed **. Such property insurance shall be maintained, unless otherwise provided in the Design-Build Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Section A.9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Section A.11.4 to be covered, whichever is later. This insurance shall include interests of the Owner, Design-Builder, Contractors and Subcontractors in the Project.
§ A.11.4.1.1 Property insurance shall be on an “all-risk” or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, falsework, testing and startup, temporary buildings and debris removal, including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Design-Builder’s services and expenses required as a result of such insured loss.
§ A.11.4.1.2 If the Owner does not intend to purchase such property insurance required by the Design-Build Contract and with all of the coverages in the amount described above, the Owner shall so inform the Design-Builder in writing prior to commencement of the Work. The Design-Builder may then effect insurance that will protect the interests of the Design-Builder, Contractors and Subcontractors in the Work, and, by appropriate Change Order, the cost thereof shall be charged to the Owner. If the Design-Builder is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above without so notifying the Design-Builder in writing, then the Owner shall bear all reasonable costs properly attributable thereto.
§ A.11.4.1.3 If the property insurance requires deductibles, the Owner shall pay costs not covered because of such deductibles.
§ A.11.4.1.4 This property insurance shall cover portions of the Work stored off the site and also portions of the Work in transit.
§ A.11.4.1.5 Partial occupancy or use in accordance with Section A.9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use, by endorsement or otherwise. The Owner and the Design-Builder shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.
§ A.11.4.2 Boiler and Machinery Insurance. The Owner shall purchase and maintain boiler and machinery insurance required by the Design-Build Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Design-Builder, Contractors and Subcontractors in the Work, and the Owner and Design-Builder shall be named insureds.

**	This portion has been redacted pursuant to a confidential treatment request.
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§ A.11.4.3 Loss of Use Insurance. The Owner, at the Owner’s option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner’s property due to fire or other hazards, however caused. The Owner waives all rights of action against the Design-Builder, Architect, the Design-Builder’s other design professionals, if any, Contractors and Subcontractors for loss of use of the Owner’s property, including consequential losses due to fire or other hazards, however caused.
§ A.11.4.4 If the Design-Builder requests in writing that insurance for risks other than those described herein or other special causes of loss be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Design-Builder by appropriate Change Order.
§ A.11.4.5 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Section A.11.4.7 for damages caused by fire or other causes of loss covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.
§ A.11.4.6 Before an exposure to loss may occur, the Owner shall file with the Design-Builder a copy of each policy that includes insurance coverages required by this Section A.11.4. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire and that its limits will not be reduced until at least 30 days’ prior written notice has been given to the Design-Builder.
§ A.11.4.7 Waivers of Subrogation. The Owner and Design-Builder waive all rights against each other and any of their consultants, separate contractors described in Section A.6.1, if any, Contractors, Subcontractors, agents and employees, each of the other, and any of their contractors, subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Section A.11.4 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Design-Builder, as appropriate, shall require of the separate contractors described in Section A.6.1, if any, and the Contractors, Subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, even though the person or entity did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.
§ A.11.4.8 A loss insured under Owner’s property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section A.11.4.10. The Design-Builder shall pay Contractors their just shares of insurance proceeds received by the Design-Builder, and, by appropriate agreements, written where legally required for validity, shall require Contractors to make payments to their Subcontractors in similar manner.
§ A.11.4.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner’s duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach. If after such loss no other special agreement is made and unless the Owner terminates the Design-Build Contract for convenience, replacement of damaged property shall be performed by the Design-Builder after notification of a Change in the Work in accordance with Article A.7.
§ A.11.4.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner’s exercise of this power.; The Owner as fiduciary shall, in the case of a decision or award, make settlement with insurers in accordance with directions of a decision or award. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.
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§ A.11.5 PERFORMANCE BOND AND PAYMENT BOND
§ A.11.5.1 The Owner has elected not to require that the Design-Builder furnish bonds covering the performance of the Design-Build Contract and payment of obligations arising thereunder.
ARTICLE A.12 UNCOVERING AND CORRECTION OF WORK

§ A.12.1 UNCOVERING OF WORK
§ A.12.1.1 If a portion of the Work is covered contrary to requirements specifically expressed in the Design-Build Documents, it must be uncovered for the Owner’s examination and be replaced at the Design-Builder’s expense without change in the Contract Time.
§ A.12.1.2 If a portion of the Work has been covered which the Owner has not specifically requested to examine prior to it’s being covered, the Owner may request to see such Work and it shall be uncovered by the Design-Builder. If such Work is in accordance with the Design-Build Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner’s expense. If such Work is not in accordance with the Design-Build Documents, correction shall be at the Design-Builder’s expense unless the condition was caused by the Owner or a separate contractor, in which event the Owner shall be responsible for payment of such costs.
§ A.12.2 CORRECTION OF WORK

§ A.12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION.
§ A.12.2.1.1 The Design-Builder shall promptly correct Work rejected by the Owner or failing to conform to the requirements of the Design-Build Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing, shall be at the Design-Builder’s expense.
§ A.12.2.2 AFTER SUBSTANTIAL COMPLETION
§ A.12.2.2.1 In addition to the Design-Builder’s obligations under Section A.3.5, if, within one year after the date of Substantial Completion or after the date for commencement of warranties established under Section A.9.8.5 or by terms of an applicable special warranty required by the Design-Build Documents, any of the Work is found to be not in accordance with the requirements of the Design-Build Documents, the Design-Builder shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Design-Builder a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Design-Builder and give the Design-Builder an opportunity to make the correction, the Owner waives the rights to require correction by the Design-Builder and to make a claim for breach of warranty. If the Design-Builder fails to correct non-conforming Work within a reasonable time during that period after receipt of notice from the Owner, the Owner may correct it in accordance with Section A.2.5.
§ A.12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work.
§ A.12.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Design-Builder pursuant to this Section A.12.2.
§ A.12.2.3 The Design-Builder shall remove from the site portions of the Work which are not in accordance with the requirements of the Design-Build Documents and are neither corrected by the Design-Builder nor accepted by the Owner.
§ A.12.2.4 The Design-Builder shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Design-Builder’s correction or removal of Work which is not in accordance with the requirements of the Design-Build Documents.
§ A.12.2.5 Nothing contained in this Section A.12.2 shall be construed to establish a period of limitation with respect to other obligations the Design-Builder might have under the Design-Build Documents. Establishment of the one-year period for correction of Work as described in Section A.12.2.2 relates only to the specific obligation of the Design-Builder to correct the Work, and has no relationship to the time within which the obligation to comply with the Design-Build Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Design-Builder’s liability with respect to the Design-Builder’s obligations other than specifically to correct the Work.
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§ A.12.3 ACCEPTANCE OF NONCONFORMING WORK
§ A.12.3.1 If the Owner prefers to accept Work not in accordance with the requirements of the Design-Build Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be equitably adjusted by Change Order. Such adjustment shall be effected whether or not final payment has been made.
ARTICLE A.13 MISCELLANEOUS PROVISIONS

§ A.13.1 GOVERNING LAW
§ A.13.1.1 The Design-Build Contract shall be governed by the law of the place where the Project is located.
§ A.13.2 SUCCESSORS AND ASSIGNS
§ A.13.2.1 The Owner and Design-Builder respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Design-Build Documents. Except as provided in Section A.13.2.2, neither party to the Design-Build Contract shall assign the Design-Build Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Design-Build Contract.
§ A.13.2.2 The Owner may, without consent of the Design-Builder, assign the Design-Build Contract to OSI Pharmaceuticals, Inc. or an institutional lender providing construction financing for the Project. In such event, the lender shall assume the Owner’s rights and obligations under the Design-Build Documents. The Design-Builder shall execute all consents reasonably required to facilitate such assignment.
§ A.13.3 WRITTEN NOTICE
§ A.13.3.1 Written notice shall be deemed to have been duly served if delivered by hand, sent by national next business day courier service (e.g. Federal Express, etc.) or mailed by registered or certified mail, return receipt requested, addressed to the authorized representative of the party for whom it was intended, at its address appearing on the Owner-Contractor Agreement or to any other address which any such party may designate by like notice to the others. Notices given by telecopier shall be for information only and shall only be deemed effective if also delivered, mailed or sent, at the same time, by hand, by national next business day courier service (e.g. Federal Express, etc.) or by registered or certified mail, return receipt requested. The parties hereby designate and appoint the following persons as their representatives to receive all notices and communications hereunder:
Owner:
OSI Ardsley LLC
41 Pinelawn Road
Farmingdale, New York 10502
Attn: Mr. Joseph Talamo
     and Mr. Pierre Legault
Tel: (631) 962-2000
Fax: (631) 962-2024
With a copy to:
Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Attn: Stephen E. Friedberg, Esq.
Tel: (212) 692-6875
Fax: (212) 983-3115
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Development Manager:

Joseph J. Galeno, C.P.M., C.C.I.
**
Tel: **
Fax:
Design-Builder:
Eagle Interiors, Inc.
85 Toledo Street
Farmingdale, New York 11735
Attn: Michael Perretta
Tel: (631) 293-5503
Fax: (631) 293-4971
Architect:
TPG Architecture, LLP
1300 Walt Whitman Road
Melville, NY 11747
Attn:
Tel: (631) 547 7307
Fax: (631) 547 7301
§ A.13.4 RIGHTS AND REMEDIES
§ A.13.4.1 Duties and obligations imposed by the Design-Build Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law and any such rights and remedies shall survive the acceptance of the Work and/or any termination of the Contract Documents.
§ A.13.4.2 No action or failure to act by the Owner or Design-Builder shall constitute a waiver of a right or duty afforded them under the Design-Build Documents, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.
§ A.13.5 TESTS AND INSPECTIONS
§ A.13.5.1 Tests, inspections and approvals of portions of the Work required by the Design-Build Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Design-Builder shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Design-Builder shall give timely notice of when and where tests and inspections are to be made so that the Owner may be present for such procedures.
§ A.13.5.2 If the Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Section A.13.5.1, the Owner shall in writing instruct the Design-Builder to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Design-Builder shall give timely notice to the Owner of when and where tests and inspections are to be made so that the Owner may be present for such procedures. Such costs, except as provided in Section A.13.5.3, shall be at the Owner’s expense.
§ A.13.5.3 If such procedures for testing, inspection or approval under Sections A.13.5.1 and A.13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Design-Build Documents, all costs made necessary by such failure, including those of repeated procedures, shall be at the Design-Builder’s expense.

**	This portion has been redacted pursuant to a confidential treatment request.
AIA Document A141™ — 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:50:57 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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§ A.13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Design-Build Documents, be secured by the Design-Builder and promptly delivered to the Owner.
§ A.13.5.5 If the Owner is to observe tests, inspections or approvals required by the Design-Build Documents, the Owner will do so promptly and, where practicable, at the normal place of testing.
§ A.13.5.6 Tests or inspections conducted pursuant to the Design-Build Documents shall be made promptly to avoid unreasonable delay in the Work.
§ A.13.6 COMMENCEMENT OF STATUTORY LIMITATION PERIOD
§ A.13.6.1 As between the Owner and Design-Builder:
.1	Before Substantial Completion. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

.2	Between Substantial Completion and Final Application for Payment. As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Application for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Application for Payment; and

.3	After Final Application for Payment. As to acts or failures to act occurring after the relevant date of issuance of the final Application for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Design-Builder pursuant to any Warranty provided under Section A.3.5, the date of any correction of the Work or failure to correct the Work by the Design-Builder under Section A.12.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Design-Builder or Owner, whichever occurs last.
§ A.13.7 LOAN REQUIREMENTS
§ A.13.7 If the Owner furnishes to the Design-Builder a loan agreement, mortgage or similar agreement between the Owner and any lender for the Project, the Design-Builder agrees fully to cooperate with the Owner in complying with the provisions thereof and agrees to furnish any and all reasonable information, reports and certificates which are required or appropriate thereunder.
§ A.13.8 CONSTRUCTION
§ 13.8.1 The Contract shall not be construed for or against either the Design-Builder or the Owner on the grounds that either party or its counsel was the drafter of any modifications to the standard AIA forms.
ARTICLE A.14 TERMINATION OR SUSPENSION OF THE DESIGN/BUILD CONTRACT

§ A.14.1 TERMINATION BY THE DESIGN-BUILDER
§ A.14.1.1 The Design-Builder may terminate the Design-Build Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Design-Builder or a Contractor, Subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Design-Builder, for any of the following reasons:
.1	issuance of an order of a court or other public authority having jurisdiction which requires all Work to be stopped;

.2	an act of government, such as a declaration of national emergency which requires all Work to be stopped; or

.3	the Owner has failed to make payment to the Design-Builder in accordance with the Design-Build Documents.
§ A.14.1.2 The Design-Builder may terminate the Design-Build Contract if, through no act or fault of the Design-Builder or a Contractor, Subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Design-Builder, repeated suspensions, delays or interruptions of the entire Work by the Owner, as described in Section A.14.3, constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.
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§ A.14.1.3 If one of the reasons described in Sections A.14.1.1 or A.14.1.2 exists, the Design-Builder may, upon seven days’ written notice to the Owner, terminate the Design-Build Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead and profit.
§ A.14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Design-Builder or a Contractor or their agents or employees or any other persons performing portions of the Work under a direct or indirect contract with the Design-Builder because the Owner has persistently failed to fulfill the Owner’s obligations under the Design-Build Documents with respect to matters important to the progress of the Work, the Design-Builder may, upon seven additional days’ written notice to the Owner, terminate the Design-Build Contract and recover from the Owner as provided in Section A.14.1.3.
§ A.14.2 TERMINATION BY THE OWNER FOR CAUSE

§ A.14.2.1 The Owner may terminate the Design-Build Contract if the Design-Builder:
.1	persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

.2	fails to make payment to Contractors for services, materials or labor in accordance with the respective agreements between the Design-Builder and the Architect and Contractors;

.3	persistently disregards laws, ordinances or rules, regulations or orders of a public authority having jurisdiction;

.4	otherwise is guilty of substantial breach of a provision of the Design-Build Documents; or

.5	if a petition is filed by the Design-Builder, or against the Design-Builder with its consent, under any federal or state law concerning bankruptcy, reorganization, insolvency or relief from creditors, or if such petition is filed against the Design-Builder without its consent and is not dismissed within sixty (60) days; or if the Contractor is generally not paying its debts as they become due; or if the Contractor becomes insolvent; or if the Contractor consents to the appointment of a receiver, trustee, liquidator, custodian or the like of the Contractor or of all or any substantial portion of its assets; or if a receiver, trustee liquidator, custodian or the like is appointed with respect to the Contractor or takes possession of all or any substantial portion of its assets and such appointment or possession is not terminated within sixty (60) days or if the Contractor makes an assignment for the benefit of creditors.
§ A.14.2.2 When any of the above reasons exist, the Owner may without prejudice to any other rights or remedies of the Owner and after giving the Design-Builder and the Design-Builder’s surety, if any, seven days’ written notice, terminate employment of the Design-Builder and may, subject to any prior rights of the surety:
.1	take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Design-Builder;

.2	accept assignment of contracts pursuant to Section A.5.5.1; and

.3	finish the Work by whatever reasonable method the Owner may deem expedient. Upon request of the Design-Builder, the Owner shall furnish to the Design-Builder a detailed accounting of the costs incurred by the Owner in finishing the Work.
§ A.14.2.3 When the Owner terminates the Design-Build Contract for one of the reasons stated in Section A.14.2.1, the Design-Builder shall not be entitled to receive further payment until the Work is finished.
§ A.14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Design-Builder. If such costs and damages exceed the unpaid balance, the Design-Builder shall pay the difference to the Owner. This obligation for payment shall survive the termination of the Contract.
§ A.14.2.5 Upon any termination by either party hereunder, all of the Design-Builder’s obligations as to portions of the Work already performed (such as, without limitation, warranties or obligations with respect to defective Work) or arising prior to the date of termination shall survive termination and continue in effect.
AIA Document A141™ — 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:50:57 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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§ A.14.2.6 The failure of the Owner to terminate this Agreement for any reason and Owner’s allowing the Design-Builder to complete the Work shall not be deemed a waiver on the part of the Owner of any rights and remedies the Owner may have at law or in equity to recover damages, including for delay, from the Design-Builder. The failure of the Design-Builder to enforce one or more of its rights or remedies herein provided shall not be deemed a waiver on the part of the Design-Builder of any rights and remedies the Design-Builder may have at law or in equity to recover damages or other relief under the Contract Documents.
§ A.14.2.7 Without limiting Owner’s rights in accordance with Section A.14.2.2, Owner may also terminate this Agreement for cause if the Design-Builder fails to cause the discharge (by payment, bond or otherwise) of any mechanic’s or material suppliers’ lien within thirty (30) days after notice of the lien is received by the Design-Builder. In the event the Design-Builder fails to timely discharge any such lien, Owner may, with or without terminating the Agreement, elect to withhold payment to the Design-Builder of a sum equivalent to two times the amount of such lien and discharge such lien accordingly. In such event, all costs associated with Owner’s discharge of such lien shall be deducted from such sum and shall be deemed to have been paid to Design-Builder in accordance with this Agreement.
§ A.14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE
§ A.14.3.1 The Owner may, without cause, order the Design-Builder in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.
§ A.14.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section A.14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent:
.1	that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Design-Builder is responsible; or

.2	that an equitable adjustment is made or denied under another provision of the Design-Build Contract.
§ A.14.4 TERMINATION BY THE OWNER FOR CONVENIENCE
§ A.14.4.1 The Owner may, at any time, terminate the Design-Build Contract for the Owner’s convenience and without cause.
§ A.14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner’s convenience, the Design-Builder shall:
.1	cease operations as directed by the Owner in the notice;

.2	take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and

.3	except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing contracts and purchase orders and enter into no further contracts and purchase orders.
§ A.14.4.3 In the event of termination for the Owner’s convenience prior to commencement of construction, the Design-Builder shall be entitled to receive payment for design services performed, costs incurred by reason of such termination and reasonable overhead and profit on design services not completed. In case of termination for the Owner’s convenience after commencement of construction, the Design-Builder shall be entitled to receive payment for Work executed and costs incurred by reason of such termination, along with reasonable overhead and profit on the Work not executed.
AIA Document A141™ — 2004 Exhibit A. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:50:57 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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AIA® Document A141™ — 2004
Exhibit B
Determination of the Cost of the Work
for the following PROJECT:
(Name and location or address)
Renovations to and fit out of a multi-building Office/Laboratory campus, known as Ardsley Park Science and Technology Center, located at 410, 420, 430, 440, 444 and 460 Saw Mill River Road, Ardsley, New York.
THE OWNER:
(Name, legal status and address)
OSI Ardsley LLC,
a Delaware limited liability company
41 Pinelawn Road
Melville, New York 11797
THE DESIGN-BUILDER:
(Name, legal status and address)
Eagle Interiors, Inc.,
a New York corporation
85 Toledo Street
Farmingdale, New York 11735
ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.
This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.
Consultation with an attorney is also encouraged with respect to professional licensing requirements in the jurisdiction where the Project is located.
AIA Document A141™ — 2004 Exhibit B. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:53:12 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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1

ARTICLE B.1 PROJECT COST ESTIMATES AND BUDGETS
(Paragraphs deleted)
§ B.1.1 PRELIMINARY COST ESTIMATES
§ B.1.1.1 The Design-Builder shall prepare, for the review of the Development Manager and approval of the Owner, a preliminary cost estimate utilizing area, volume or similar conceptual estimating techniques.
§ B.1.1.2 When schematic design documents have been prepared by the Architect and approved by the Owner, the Design-Builder shall prepare, for the review of the Development Manager and approval of the Owner, a more detailed estimate with supporting data (the “Schematic Design Budget Check”). The Schematic Design Budget Check shall be in sufficient detail to identify major elements of the Project and within each trade and all assumptions and qualifications. During the preparation of the Design Development Documents, the Design-Builder shall update and refine this estimate at appropriate intervals agreed to by the Owner and Development Manager.
§B.1.1.3 When Design Development Documents have been prepared by the Architect and approved by the Owner, the Design-Builder shall prepare a detailed estimate with supporting data for review by the Development Manager and approval by the Owner (the “Design Development Budget Check”). The Design Development Budget Check shall conform to the same requirements as the Schematic Design Budget Check. During the preparation of the Construction Documents, the Design-Builder shall update and refine this estimate at appropriate intervals agreed to by the Owner and Development Manager. Continuously throughout the design process, the Design-Builder shall provide “value engineering” services consisting of a review of the cost, quality and schedule influences of proposed building materials, systems and construction methods relative to design objectives in order to identify optimal values for the Owner. Particular factors evaluated shall include, but not be limited to: overall construction cost, initial vs. life-cycle cost, alternative materials and methods of construction, impacts on related trades and building systems, major cost variables and risks, impact on local manpower and schedule, local availability of systems, materials and equipment, ability of components to interact with other building components, no overlap in sub-pricing or specifications, regulatory considerations, and environmental impact. The Design Development Budget Check shall be updated as necessary to incorporate value engineering items, as requested by Development Manager and Owner. If any estimate submitted to the Owner exceeds Owner’s budget for the Project or any phase of the project, the Design-Builder shall make appropriate recommendations to the Owner and Development Manager.
§B.1.1.4 The Construction Budget for the Project shall be a detailed Construction Budget by building trade categories of the Work (prepared by Design-Builder for review and acceptance by Development Manager and approval by Owner) which shall not exceed the amount to be agreed upon between Design-Builder and Owner, for construction of the Work and performance of Design-Builder’s services hereunder (for the scope of the Work covered by such Construction Budget). The Design-Builder’s Construction Budget shall also designate the portion of the Design-Builder’s General Conditions Costs (as hereinafter defined) and Design-Builder’s Fee allocable to the Work, and the estimated total cost of completing each phase of the Work, as well as the overall Work (the “Construction Budget.”) Design-Builder shall also gather, maintain, analyze and provide Owner and Development Manager with cost and pricing data for all subcontractors and with respect to all change orders in a manner that satisfies the Owner’s requirements.
§ B.1.1.5 If any estimate submitted by Design-Builder to the Owner for the Work or any stage thereof (or for any building trade itemized on the Construction Budget) exceeds previously approved estimates or the Construction Budget therefore, then without limiting Design-Builder’s obligations under Subparagraph 2.2.3, Design-Builder shall identify all such discrepancies in writing; endeavor to reconcile or explain the cause of the same and make appropriate written recommendations to Owner and Development Manager of changes in the drawings and specifications or other cost saving alternatives and shall provide Owner and Development Manager such supporting documentation with respect thereto as Owner and Development Manager may reasonably require. Owner may, if it so elects, approve the increased estimate of costs, adopt the Design-Builder’s recommendations of changes or, if applicable, exercise the rights and remedies provided in Paragraph 2.2.
§ B.1.1.6 The Design-Builder shall prepare and submit to the Owner prior to the Design-Builder’s first Application for Payment, in writing, a Control Estimate. The Control Estimate shall include the estimated Cost of the Work plus the Design-Builder’s Fee. The Control Estimate shall be used to monitor actual costs.
AIA Document A141™ — 2004 Exhibit B. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:53:12 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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§ B.1.1.7 The Control Estimate shall include:
.1	the documents enumerated in Article 8 of the Agreement, including all Addenda thereto and the Terms and Conditions of the Contract;

.2	a statement of the estimated Cost of the Work showing separately the compensation for design services, construction costs organized by trade categories or systems and the Design-Builder’s Fee; and

.3	contingencies for further development of design and construction.
§ B.1..1.8 The Design-Builder shall meet with the Owner to review the Control Estimate. In the event that the Owner discovers any inconsistencies or inaccuracies in the information presented, it shall promptly notify the Design-Builder, who shall make appropriate adjustments to the Control Estimate. When the Control Estimate is acceptable to the Owner, the Owner shall acknowledge its acceptance in writing. The Owner’s acceptance of the Control Estimate does not imply that the Control Estimate constitutes a Guaranteed Maximum Price.
§ B.1.1.9 The Design-Builder shall develop and implement a detailed system of cost control approved by the Owner and Development Manager, that will provide the Owner with timely information as to the anticipated total Cost of the Work. The cost control system shall compare the Control Estimate with the actual cost for activities in progress and estimates for uncompleted tasks and proposed changes. This information shall be reported to the Owner, in writing, no later than the Design-Builder’s first Application for Payment and shall be revised monthly or at other intervals as mutually agreed.
(Paragraphs deleted)
ARTICLE B.2 COSTS TO BE REIMBURSED
§ B.2.1 COST OF THE WORK
The term Cost of the Work shall mean costs necessarily incurred by the Design-Builder in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article B.2.
§ B.2.2 LABOR COSTS
§ B.2.2.1 Wages of construction workers directly employed by the Design-Builder to perform the construction of the Work at the site or, with the Owner’s approval, at off-site locations.
§ B.2.2.2 Wages or salaries of the Design-Builder’s supervisory and administrative personnel when stationed at the site with the Owner’s approval.
§ B.2.2.3 Wages and salaries of the Design-Builder’s supervisory or administrative personnel engaged at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.
§ B.2.2.4 Costs paid or incurred by the Design-Builder for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Sections B.2.2.1 through B.2.2.3.
§ B.2.3 CONTRACT COSTS
§ B.2.3.1 Payments made by the Design-Builder to Contractors in accordance with the requirements of their contracts.
§ B.2.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION
§ B.2.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.
§ B.2.4.2 Costs of materials described in the preceding Section B.2.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner’s property at the completion of the Work or, at the Owner’s option, shall be sold by the Design-Builder. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.
AIA Document A141™ — 2004 Exhibit B. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:53:12 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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§ B.2.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS
§ B.2.5.1 Costs, including transportation and storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers, that are provided by the Design-Builder at the site and fully consumed in the performance of the Work; and cost (less salvage value) of such items if not fully consumed, whether sold to others or retained by the Design-Builder. The basis for the cost of items previously used by the Design-Builder shall mean the fair market value.
§ B.2.5.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers that are provided by the Design-Builder at the site, whether rented from the Design-Builder or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner’s prior approval.
§ B.2.5.3 Costs of removal of debris from the site.
§ B.2.5.4 Cost of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.
§ B.2.5.5 That portion of the reasonable expenses of the Design-Builder’s personnel incurred while traveling in discharge of duties connected with the Work.
§ B.2.5.6 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, if approved in advance by the Owner.
§ B.2.6 DESIGN AND OTHER CONSULTING SERVICES
§ B.2.6.1 Actual out of pocket compensation, including fees and reimbursable expenses, paid by the Design-Builder for design and other consulting services required by the Design-Build Documents .
§ B.2.7 MISCELLANEOUS COSTS
§ B.2.7.1 That portion of insurance and bond premiums that can be directly attributed to this Design-Build Contract.
§ B.2.7.2 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Design-Builder is required by the Design-Build Documents to pay.
§ B.2.7.3 Fees of laboratories for tests required by the Design-Build Documents, except those related to defective or non-conforming Work for which reimbursement is excluded by Section A.13.5.3 of Exhibit A, Terms and Conditions, or other provisions of the Design-Build Documents, and which do not fall within the scope of Section A.13.5.3.
§ B.2.7.4 Royalties and license fees paid for the use of a particular design, process or product required by the Design-Build Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Design-Build Documents; and payments made in accordance with legal judgments against the Design-Builder resulting from such suits or claims and payments of settlements made with the Owner’s consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Design-Builder’s Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the last sentence of Section A.3.16.1 of Exhibit A, Terms and Conditions, or other provisions of the Design-Build Documents, then they shall not be included in the Cost of the Work.
§ B.2.7.5 Data processing costs related to the Work.
§ B.2.7.6 Deposits lost for causes other than the Design-Builder’s negligence or failure to fulfill a specific responsibility to the Owner as set forth in the Design-Build Documents.
(Paragraphs deleted)

§ B.2.8 OTHER COSTS AND EMERGENCIES
§ B.2.8.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.
AIA Document A141™ — 2004 Exhibit B. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:53:12 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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§ B.2.8.2 Costs due to emergencies incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section A.10.6 of Exhibit A, Terms and Conditions.
§ B.2.8.3 Cost of repairing or correcting damaged or non-conforming Work executed by the Design-Builder, Contractors, Subcontractors or suppliers, provided that such damaged or non-conforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Design-Builder and only to the extent that the cost of repair or correction is not recoverable by the Design-Builder from insurance, sureties, Contractors, Subcontractors or suppliers.
ARTICLE B.3 COSTS NOT TO BE REIMBURSED
§ B.3.1 The Cost of the Work shall not include:
§ B.3.1.1 Salaries and other compensation of the Design-Builder’s personnel stationed at the Design-Builder’s principal office or offices other than the site office, except as specifically provided in Sections B.2.2.2 and B.2.2.3.
§ B.3.1.2 Expenses of the Design-Builder’s principal office and offices other than the site office.
§ B.3.1.3 Overhead and general expenses, except as may be expressly included in Article B.2 of this Exhibit.
§ B.3.1.4 The Design-Builder’s capital expenses, including interest on the Design-Builder’s capital employed for the Work.
§ B.3.1.5 Rental costs of machinery and equipment, except as specifically provided in Section B.2.5.2.
§ B.3.1.6 Except as provided in Section B.2.8.3 of this Agreement, costs due to the negligence or failure of the Design-Builder to fulfill a specific responsibility of the Design-Builder, Contractors, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable.
§ B.3.1.7 Any cost not specifically and expressly described in Article B.2, Costs to be Reimbursed.
§ B.3.1.8 The cost of any bonus or gift to Design-Builder’s employees.
§ B.3.1.9 Costs of lost or stolen machinery, materials or equipment owned by Design-Builder, a Contractor or Subcontractor, excepting only the deductible under builder’s risk insurance carried by Owner in accordance with this Agreement. However, Owner shall not bear cost of any deductible for any loss under this paragraph which is caused by the acts or omissions of the Design-Builder or its Contractors or Subcontractors.
§ B.3.1.10 Losses or expenses sustained by Design-Builder in connection with the Work and for which Design-Builder is required hereunder to carry insurance (excepting the agreed-upon deductible thereunder) or for which Design-Builder is compensated by Contractors, Subcontractors, suppliers, or other third parties.
§ B.3.1.10 Sales or use taxes.
§ B.3.1.11 Deposits lost attributable to the fault of the Design-Builder.
§ B.3.1.12 Legal, mediation and arbitration costs.
§ B.3.1.13 Other General Conditions Costs.
ARTICLE B.4 DISCOUNTS, REBATES AND REFUNDS
§ B.4.1 Cash discounts obtained on payments made by the Design-Builder shall accrue to the Owner if (1) before making the payment, the Design-Builder included them in an Application for Payment and received payment from the Owner, or (2) the Owner has deposited funds with the Design-Builder with which to make payments; otherwise, cash discounts shall accrue to the Design-Builder. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Design-Builder shall make provisions so that they can be secured.
AIA Document A141™ — 2004 Exhibit B. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:53:12 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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§ B.4.2 Amounts that accrue to the Owner in accordance with the provisions of Section B.4.1 shall be credited to the Owner as a deduction from the Cost of Work.
ARTICLE B.5 CONTRACTS AND OTHER AGREEMENTS OTHER THAN FOR DESIGN PROFESSIONALS HIRED BY THE DESIGN -BUILDER
§ B.5.1 Those portions of the Work that the Design-Builder does not customarily perform with the Design-Builder’s own personnel shall be performed by others under contracts or by other appropriate agreements with the Design-Builder. The Owner may designate specific persons or entities from whom the Design-Builder shall obtain bids. The Design-Builder shall obtain bids from Contractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Owner. The Owner shall then determine which bids will be accepted. The Design-Builder shall not be required to contract with anyone to whom the Design-Builder has reasonable objection.
§ B.5.2 Contracts or other agreements shall conform to the applicable payment provisions of this Design-Build Contract, and shall not be awarded on the basis of cost plus a fee without the Owner’s prior consent.
ARTICLE B.6 ACCOUNTING RECORDS
§ B.6.1 The Design-Builder or any affiliated person or entity which performs a portion of the Work shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Agreement, and the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner’s accountants shall be afforded access to, and shall be permitted to audit and copy, the Design-Builder’s records, books, correspondence, instructions, receipts, contracts, purchase orders, vouchers, memoranda and other data relating to this Agreement on an “open-book” basis, and the Design-Builder shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.
§ B.6.2 When the Design-Builder believes that all the Work required by the Agreement has been fully performed, the Design-Builder shall deliver to the Owner’s accountant a final accounting of the Cost of the Work.
§ B.6.3 The Owner’s accountants will review and report in writing on the Design-Builder’s final accounting within 21 days after delivery of the final accounting. Based upon such Cost of the Work as the Owner’s accountants report to be substantiated by the Design-Builder’s final accounting, and provided the other conditions of Section A.9.10 of the Agreement have been met, the Owner will, within seven days after receipt of the written report of the Owner’s accountants, notify the Design-Builder in writing of the Owner’s intention to make final payment or to withhold final payment.
§ B.6.4 If the Owner’s accountants report the Cost of the Work as substantiated by the Design-Builder’s final accounting to be less than claimed by the Design-Builder, the Design-Builder shall be entitled to initiate resolution of the dispute pursuant to Article 6 of the Agreement and Article A.4 of Exhibit A, Terms and Conditions, for the disputed amount. If the Design-Builder fails to so initiate resolution of the dispute within the period of time required by Section A.4.1.2 of Exhibit A, Terms and Conditions, the substantiated amount reported by the Owner’s accountants shall become binding on the Design-Builder. Pending a final resolution pursuant to Article 6 of the Agreement and Article A.4 of Exhibit A, Terms and Conditions, the Owner shall pay the Design-Builder the amount, if any, determined by the Owner’s accountant to be due the Design-Builder.
§ B.6.5 If, subsequent to final payment and at the Owner’s request, the Design-Builder incurs costs in connection with the correction of defective or non-conforming work as described in Article B.2, Costs to be Reimbursed, and not excluded by Article B.3, Costs Not to be Reimbursed, the Owner shall reimburse the Design-Builder such costs and the Design-Builder’s Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Design-Builder has participated in savings as provided in Section 4.4.3.1 of the Agreement, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Design-Builder.
AIA Document A141™ — 2004 Exhibit B. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 19:53:12 on 08/06/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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AIA® Document A141™ — 2004
Exhibit C
Insurance and Bonds
for the following PROJECT:
(Name and location or address)
Renovations to and fit out of a multi-building Office/Laboratory campus, known as Ardsley Park Science and Technology Center, located at 410, 420, 430, 440, 444 and 460 Saw Mill River Road, Ardsley, New York.
THE OWNER:
(Name, legal status and address)
OSI Ardsley LLC,
a Delaware limited liability company
41 Pinelawn Road
Melville, New York 11797
THE DESIGN-BUILDER:
(Name, legal status and address)
Eagle Interiors, Inc.,
a New York corporation
85 Toledo Street
Farmingdale, New York 11735
ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.
This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.
Consultation with an attorney is also encouraged with respect to professional licensing requirements in the jurisdiction where the Project is located.
AIA Document A141™ — 2004 Exhibit C. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:43:13 on 08/17/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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ARTICLE C.1
Design-Builder shall provide policies of liability insurance follows:
(Specify changes, if any, to the requirements of the Design-Build Documents, and for each type of insurance identify applicable limits and deductible amounts.)
§ C.1.1 The insurance required by Section A.11.2 of Exhibit A, the Terms and Conditions, shall be written for not less than the following limits and coverages, or greater limits and coverages where required by law:
1.	Worker’s Compensation
a.	**

b.	**

c.	**
2.	Commercial General Liability (including Premise/Operations, Independent Contractor’s Protective, Products, and Completed Operations, Broad Form Property Damage
a.	**

b.	**

c.	**

d.	**

e.	**

f.	**

g.	**

h.	Owner, OSI Pharmaceuticals, Inc., WIDA, Development Manager and Architect shall be included as Additional Insureds.
3.	Business Auto Liability (Including Owned, non-owned and hired vehicles)
**
4.	Pollution Liability, When work involving hazardous abatement is required of subcontractors, the Design- Builder shall require that such Subcontractors carry Pollution Liability insurance coverage in amounts with limits of ** per occurrence and ** aggregate. This insurance shall remain in effect for no less than ** after Final Completion.

5.	Notwithstanding the above limits of insurance in items “1.” and “3.” above, Contractors and Subcontractors shall require limits of ** per occurrence and ** in the aggregate annually. The Owner, in its reasonable discretion, may choose to increase limits above ** for certain Contractors or Subcontractors that have major work on the Project or have operations that are considered to involve hazardous exposures.

6.	When work involving professional stamps or certifications is required of Contractors or Subcontractors the Design-Builder shall require that such Contractors or Subcontractors provide evidence, prior to work commencing of Errors and Omissions coverage in amounts approved by Owner. This insurance shall remain in effect for no less than ** after Final Completion.

7.	Umbrella Liability insurance policy covering excess over the limits specified for all Employer’s liability commercial general liability, business auto liability, watercraft liability, and aircraft liability insurance required hereunder with minimum limits of ** aggregate per policy year.

8.	Each policy of liability issued shall designate the Owner, OSI Pharmaceuticals, Inc., Development Manager and WIDA as additional insureds.
§ C.1.2 Copies of insurance policies and certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These certificates and the insurance policies required by this Section C.1 shall contain a provision that coverages afforded under the policies will not be modified, canceled or allowed to expire until at least thirty (30) days’ prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment. Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Design-Builder with reasonable promptness in accordance with the Design-Builder’s information and belief. All required insurance policies shall be maintained with insurance companies licensed within the State of New York and holding an AM Best rating of no less than A-, VIII. Said policies shall contain a provision that that coverage will not be canceled, non-renewed or materially changed, until at least thirty (30) days prior written notice has been provided to Owner and Development Manager.

**	This portion has been redacted pursuant to a confidential treatment request.
AIA Document A141™ — 2004 Exhibit C. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:43:13 on 08/17/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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§ C.1.3 If the Design-Builder fails to secure and maintain any required insurance, Owner shall have the right (but not the obligation) to secure such required insurance in the name and for the account of the Design-Builder, in which even Design-Builder shall pay the cost thereof and shall furnish upon demand all information that may be required in connection herewith.
§ C.1.4 As a condition precedent to commencing the Work and subsequent Design-Builder payments, the Design-Builder shall furnish a Certificate of Insurance evidencing the insurance coverage required by subparagraphs C.1.1. The Design-Builder shall furnish to the Owner copies of any endorsements that are subsequently issued amending coverages or limits, and a copy of (i) the declaration page of the insurance policy that indicates policy period, policy limits and type of coverage and (ii) the additional insured endorsement page from such policy which lists all the additional insureds. Failure of the Owner to collect certificates does not void the requirements to obtain insurance.
§ C.1.5 The acceptance of any Certificate of Insurance not fully evidencing the insurance coverages and limits required in the Contract shall not constitute approval or agreement by the Owner that the insurance requirements have been met or that the insurance policies shown are in compliance with the contract requirements.
§ C.1.6 Design-Builder agrees that the insurance specified in Section C.1 shall be primary over any insurance of self-insurance program maintained by Owner. Insurance effected or procured by Design-Builder shall not reduce or limit the Design-Builder’s contractual obligation to indemnify and defend the Owner for claims made or suits brought which result from or are in connection with the performance of this Contract.
§ C.1.7 Design-Builder shall provide Owner and Development Manager with a written report each month with Design-Builder’s monthly application for payment, advising Owner and Development Manager of each claim against Design-Builder’s insurance arising in connection with the Work, the status of each claim and any reserves maintained by Design-Builder in connection herewith.
ARTICLE C.2
The Design-Builder shall not be required to provide surety bonds.
(Table deleted)
(Paragraph deleted)
AIA Document A141™ — 2004 Exhibit C. Copyright © 2004 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:43:13 on 08/17/2009 under Order No.7579329132_1 which expires on 07/16/2010, and is not for resale. User Notes:

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[COUNTY OF WESTCHESTER
INDUSTRIAL DEVELOPMENT AGENCY LETTERHEAD]
AMENDED AND RESTATED
PRELIMINARY LETTER FOR AUTHORIZATION FOR SALES TAX EXEMPTION
As of August 6, 2009
TO WHOM IT MAY CONCERN:
     Re: 410, 420, 430, 440, 444 and 460 Saw Mill River Road, Ardsley, NY
Ladies and Gentlemen:
     The County of Westchester Industrial Development IDA (the “IDA”), by this notice, hereby advises you as follows:
     (a) The IDA constitutes a corporate governmental agency and a public benefit corporation under the laws of the State of New York and is, therefore, exempt from the imposition of any sales and use tax. The tax identification number of the IDA is 52-1294265.
     (b) Pursuant to a resolution passed by the IDA on July 14, 2009 (the “Inducement Resolution”), as amended by resolution passed by the IDA on August 6, 2009, (OSI) Ardsley LLC, a Delaware limited liability company, and its affiliates (collectively, the “Company”) is authorized and appointed by the IDA to act as agent for and on behalf of the IDA in connection with its renovation of existing improvements and its purchases, leases, installation, construction, reconstruction, maintenance, repair and equipping of Project Property (as defined below); and the IDA, based on its understanding of the IDA’s statute and tax law as of the date hereof, advises that purchases, leases and rentals of, and demolition, installation, construction, maintenance and repair contracts relating to Project Property (as defined below), made and/or entered into by or on behalf of the Company in its capacity as agent for the IDA, are exempt from New York State and local sales and use taxes. The Company may perform any of its duties as agent of the IDA through sub-agents which sub-agents may include contractors, sub-contractors or any of the Company’s subsidiaries, affiliates or related companies (any such sub-agent, a “Sub-Agent”). It is expressly agreed that the Company will remain responsible for any and all acts of any such Sub-Agents as if such acts were performed by the Company itself.

     (c) As used herein, “Project Property” shall mean and include (i) so much of the building and improvements to be constructed, and the materials incorporated into or installed therein, as are intended upon completion to be occupied by the Company (the “Project Facility”) at 410, 420, 430, 440, 444 and 460 Saw Mill River Road, Ardsley, NY, and located in the Town of Greenburgh, County of Westchester, State of New York, together with (ii) furniture, fixtures, furnishings, machinery and equipment to be installed in the Project Facility for use in the operation thereof; provided, however, that any Project Property shall have a useful life of one year or more and shall be for the use of the Company and/or its affiliates and/or a contractor or subcontractor engaged by the Company, as agent for the IDA, and for no other entity. In the case of rental arrangements of Project Property, such arrangements either (x) provide for a purchase option on the part of the Company, or (y) constitute a capital lease. Any maintenance contracts relating to Project Property shall only be with respect to Project Property having a useful life of one year or more, the replacement of parts (other than parts that contain materials or substances that are consumed in the operation of such Project Property where such parts must be replaced whenever the substance is consumed), or the making of repairs, but shall not include maintenance of the type as shall constitute janitorial services.
     (d) Accordingly, all vendors, lessors, contractors and subcontractors are hereby authorized to rely on this letter (or on a photocopy or facsimile of this letter) as evidence that purchases, leases and rentals of, and maintenance and repair contracts relating to, Project Property, to the extent they are consistent with this letter and or entered into by the Company [or by a contractor or subcontractor engaged by the Company], as agent for the IDA, are exempt from all New York State and local sales and use taxes.
     (e) The Company agrees that it shall include the provision set forth on Attachment I annexed hereto (through an attached rider or otherwise) in and as part of each contract, invoice, bill or purchase order entered into by the Company as agent for the IDA in connection with the Project Property.
     (f) The Company should be aware that the New York State General Municipal Law requires that it file an annual statement with the New York State Department of Taxation and Finance regarding the value of sales tax exemptions that the Company and its agents, consultants or subcontractors have claimed with respect to the Property. The penalty for failure to file such statement is the suspension or removal of the Company’s authority to act as the IDA’s agent and the recapture of any benefits claimed pursuant to this letter. Prior to any purchase being made under this Preliminary Letter for Authorization of Sales Tax Exemption, the Company, and any sub-agent appointed by the Company, must complete and submit to the IDA Form ST-60 which is published by the New York State Department of Taxation and Finance. This Preliminary Letter for Authorization of Sales Tax Exemption will not be effective with respect to any purchases made by the Company, or by any such sub-agent, until Form ST-60 has been completed and received by the IDA. Failure to comply with the above requirements may result in the loss of sales and use tax exemptions obtained pursuant to this Preliminary Letter for Authorization of Sales Tax Exemption.

     (g) In exercising this agency appointment, the Company, its agents, sub-agents, contractors and subcontractors (the “Company Agents”) should give the supplier, lessor or vendor a copy of this letter to show that the Company and/or Company Agents are each acting as agent for the IDA. The supplier, lessor or vendor should identify the Project Facility as the “(OSI) Ardsley, LLC, Greenburgh, New York Facility” on each bill or invoice and indicate thereon that the Company and/or Company Agents acted as agent for the IDA in making the purchase, lease or contract.
     A copy of this letter retained by any vendor or seller may be accepted by such vendor or seller as an “affidavit, statement or additional evidence, documentary or otherwise, * * * demonstrating that the purchaser is an exempt organization described in section eleven hundred sixteen” of the New York Tax Law (the “Tax Law”), as provided by Tax Law §1132(c)(1), thereby relieving such vendor or seller from the obligation to collect sales and use tax with respect to the Project Property.
     (h) The IDA, its members, officers, employees and counsel shall have no liability, including, liability relating to the payment of sales or use tax, or performance obligations under any contract, invoice, purchase order, lease, sublease, license or sublicense of, or relating to, the Project Property.
     (i) If, for any reason, sales or use tax is due and payable in connection with the Project Property, the Company will be liable for the payment of any such sales or use tax.
     (j) The Company agrees that if (i) the Project does not fulfill the purpose for which the exemptions referred to herein and in the Inducement Resolution are being granted, or (ii) the Company does not obtain all necessary approvals in order to commence and complete the Project, then the IDA, in its sole discretion, may require the Company and the Company hereby agrees to reimburse the IDA for the full amount of any exemptions obtained pursuant to this Preliminary Letter for Authorization of Sales Tax Exemption.
     (k) The Company releases the IDA and the Company agrees that the IDA shall not be liable for and agrees to indemnify and hold the IDA and its members, officers, employees and counsel harmless against, any demands, expenses, taxes, liability, damage, injury, loss or claims caused, arising out of, or resulting from, or in any way connected with the use or issuance of this Preliminary Letter for Authorization of Sales Tax Exemption.

     (l) This Preliminary Letter for Authorization of Sales Tax Exemption shall expire on October 31, 2009, unless sooner terminated by the IDA in accordance with the Preliminary Project Agreement.
     (m) The signature of a representative of the Company where indicated below will indicate that the Company has accepted the terms hereof.

COUNTY OF WESTCHESTER INDUSTRIAL DEVELOPMENT AGENCY
By:	/s/ Theresa G. Waivada
Theresa G. Waivada
Executive Director

Accepted and Agreed by:
(OSI) Ardsley LLC

By:	/s/ Joseph Talamo
Name: Joseph Talamo
Title: Vice President and Controller

Attachment I
     “This contract is being entered into by (OSI) Ardsley LLC., a Delaware limited liability company, [if Sub-Agent is being appointed, list Sub-Agent] (the “Company”), in its capacity [as agent for and on behalf of the County of Westchester Industrial Development Agency (the “Agency”)] [if Sub-Agent is being appointed, provide “as Sub-Agent of OSI Pharmaceuticals, Inc., agent of the County of Westchester Industrial Development Agency (the “Agency”)”] in connection with a certain project of the Agency (the “Project”), consisting of the acquisition and installation of certain materials, machinery, equipment, trade fixtures, furniture, furnishings and other tangible personal property at the Company’s facilities located in the Town of Greenburgh, County of Westchester, State of New York, in premises known as 410, 420, 430, 440, 444 and 460 Saw Mill River Road, Ardsley, New York. The materials, machinery, equipment, trade fixtures, furniture, furnishings and other tangible personal property to be used for the Project which is the subject of this [contract, agreement, invoice, bill or purchase order] shall be exempt from the sales and use tax levied by the State of New York, the County of Westchester and the Town of Greenburgh, if any, if effected in accordance with the terms and conditions set forth in the attached Preliminary Letter of Authorization for Sales Tax Exemption of the Agency, and the Company hereby represents that this [contract, agreement, invoice, bill or purchase order] is in compliance with the terms of the Preliminary Letter of Authorization for Sales Tax Exemption. The liability of the Agency hereunder is limited as set forth in the Preliminary Letter of Authorization for Sales Tax Exemption. By execution or acceptance of this [contract, agreement, invoice, bill or purchase order], the vendor, contractor or supplier hereby acknowledges the terms and conditions set forth in this paragraph.”